AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2006
                                                REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         INTERVEST MORTGAGE CORPORATION
                         ------------------------------

        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)


                              ONE ROCKEFELLER PLAZA
                                    SUITE 400
                         NEW YORK, NEW YORK  10020-2002
                                 (212) 218-2800
                                 --------------

                                  (ADDRESS AND
                                TELEPHONE NUMBER
                            OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)


                                JOHN H. HOFFMANN
                                 VICE PRESIDENT
                         INTERVEST MORTGAGE CORPORATION
                        ONE ROCKEFELLER PLAZA (SUITE 400)
                          NEW YORK, NEW YORK 10020-2002
                                 (212) 218-2800

                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                THOMAS E. WILLETT            WILLIAM L. KREIENBERG
                HARRIS BEACH PLLC            HARTER, SECREST & EMERY LLP
                99 GARNSEY ROAD              1600 BAUSCH & LOMB PLACE
                PITTSFORD, NEW YORK 14534    ROCHESTER, NEW YORK 14604
                (585) 419-8646               (585) 232-6500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC; AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, CHECK THE FOLLOWING BOX. [_]

                         CALCULATION OF REGISTRATION FEE


                               PROPOSED    PROPOSED
TITLE OF EACH                  MAXIMUM     MAXIMUM
CLASS OF          AMOUNT       OFFERING    AGGREGATE    AMOUNT OF
SECURITIES TO BE  TO BE        PRICE PER   OFFERING     REGISTRATION
REGISTERED        REGISTERED   DEBENTURE   PRICE        FEE
----------------  -----------  ----------  -----------  -------------

SUBORDINATED      $16,000,000  $   10,000  $16,000,000  $    1,712.00
DEBENTURES


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.


     THIS REGISTRATION STATEMENT CONTAINS 176 PAGES. THE EXHIBIT INDEX IS ON PAGE II-7.

--------------------------------------------------------------------------------
The information in this prospectus is incomplete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to completion, dated March 14, 2006

PROSPECTUS               INTERVEST MORTGAGE CORPORATION
----------

                                 Series __/__/__
                               Maximum $16,000,000
                               Minimum $13,000,000

    We are offering Subordinated Debentures in three maturities with interest rates as follows:

      $2,000,000 in total matures July 1, 2010 with interest at 6 1/4% per annum $4,000,000 in total matures July 1, 2012 with interest at 6 1/2% per annum $10,000,000 in total matures July 1, 2014 with interest at 7% per annum

     At the time of subscription, a purchaser may elect to receive quarterly payments of interest or have the interest accrue.

     If the purchaser elects to receive quarterly payments of interest, interest on the debentures will be paid on the first day of each calendar quarter at the following interest rates: 6 1/4%, 6 1/2% or 7%, depending on the maturity selected, with the principal payable at maturity.

     If the purchaser elects to have the interest accrue, then, in addition to interest accruing on the principal balance, interest will accrue each calendar quarter on the balance of the accrued interest as of the last day of the preceding calendar quarter at the same rate of interest, with all accrued interest, together with the principal balance, payable at maturity. A schedule setting out the accrual of interest is included at page 38.

     The debentures are being offered by Sage, Rutty & Co., Inc., which we sometimes refer to in this prospectus as the underwriter, and by other participating broker/dealers. The underwriter and participating broker/dealers are required to use only their best efforts to sell the debentures. The minimum amount of debentures offered ($13,000,000 principal amount) must be sold in order for any debentures to be sold. Pending the sale of the minimum amount, all proceeds will be deposited in an escrow account with Canandaigua National Bank and Trust Company. In the event that the minimum amount is not sold prior to __________, the offering will terminate and all funds will be returned promptly to subscribers, with any interest earned on the escrow account to be distributed in proportion to the amount paid by each subscriber without regard to the date paid. The offering will continue until all debentures are sold or until 120 days after the minimum amount is sold, whichever is earlier. The minimum investment is $10,000 principal amount of debentures. There is no established trading market for the debentures and one is unlikely to emerge.

                         ------------------------------

            THE DEBENTURES INVOLVE VARIOUS RISKS AS DESCRIBED HEREIN.
                          See "Risk Factors on Page 6."

 THE DEBENTURES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE
    FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THE
                           DEBENTURES MAY LOSE VALUE.

                         ------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

================================================================================
                       Price to          Underwriting Fees        Proceeds to
                       Public            and Commissions(1)       Company(1)(2)
                       -----------       -------------------      --------------
Per Debenture          $    10,000       $               800      $        9,200
Minimum Offering       $13,000,000       $           980,000      $   12,020,000
Maximum Offering       $16,000,000       $         1,150,000      $   14,850,000
================================================================================

(1) The Company will pay the underwriter a commission of 3% of the purchase price of each debenture maturing July 1, 2010, 5% of the purchase price of each debenture maturing July 1, 2012 and 7% of each debenture maturing July 1, 2014, for each such debenture sold by the underwriter or participating dealers. In addition, the Company will pay the underwriter a fee equal to 1/2 of 1% of the aggregate amount of debentures maturing July 1, 2010 and 1% of the aggregate amount of debentures maturing July 1, 2012 and 2014.

(2) Does not include other expenses of the offering payable by the Company, which are estimated to be approximately $130,000. See "Use of Proceeds."

                          ----------------------------

                             Sage, Rutty & Co., Inc.

              The date of this Prospectus is ________________, 2006

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. We also have filed a registration statement, including exhibits, which contains more information on our company and the securities offered in this prospectus. You may read and copy this information at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. may be obtained by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains a worldwide website that contains reports, proxy statements and other information about registrants, such as us, that file electronically with the SEC. The address of that website is: http:\\www.sec.gov.

     Purchasers of debentures will be furnished annual consolidated financial statements, including a balance sheet and statements of operations, accompanied by a report of our independent auditors stating that (i) an audit of such financial statements has been made in accordance with auditing principles generally accepted in the United States of America, and (ii) the opinion of the auditors with respect to the financial statements and the accounting principles and practices reflected therein and as to the consistency of the application of the accounting principles generally accepted in the United States of America, and identifying any matters to which the accountants take exception and stating, to the extent practicable, the effect of each such exception on the financial statements.


                                WHO SHOULD INVEST

     The purchase of the debentures involves certain risks and, accordingly, is suitable only for persons or entities of adequate means having no need for liquidity in their investment. We have established a minimum suitability standard which requires that an investor either (i) has a net worth of at least $40,000 (exclusive of home, furnishings and automobiles) and had during his last year or estimates that he will have during his current tax year an annual gross income of at least $40,000, or (ii) has a net worth of at least $100,000 (exclusive of home, furnishings and automobiles), or (iii) that he is purchasing in a fiduciary capacity for a person or entity meeting such conditions. In the case of sales to fiduciary accounts, such conditions must be met by the beneficiary of the account. Where the fiduciary is the donor of the funds for investment, the fiduciary must meet the suitability standards.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in or incorporated by reference into this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. You can identify these statements from our use of the words "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "may," and similar expressions. These forward-looking statements may include, among other things: statements relating to our business and growth strategies; statements related to projected growth and financial performance measures; statements related to anticipated effects on results of operations or our financial condition from expected developments or events; and any other statements which are not historical facts.

     Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements express or implied by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these and other uncertainties in the "Risk Factors" section of this prospectus on page 6.

                                     SUMMARY

     The following summary highlights information contained elsewhere in this prospectus. You should read the summary in conjunction with the more detailed information appearing elsewhere in this document. You should not rely on a review of this summary.

     The Company.  Intervest Mortgage Corporation, sometimes called Intervest in
     -----------
this document, is a New York corporation which was incorporated in April of 1987. We presently own mortgages on real estate, and intend to acquire additional interests in real estate, including the acquisition and origination of additional mortgages. Our mortgage portfolio is composed predominantly of mortgages on multi-family apartment buildings. We are a wholly-owned subsidiary of Intervest Bancshares Corporation, which is a financial holding company registered under the Bank Holding Company Act of 1956. Intervest Bancshares Corporation is also the parent company of Intervest National Bank, a national bank with its main office in New York, New York and four branch offices in Clearwater, Florida and one in South Pasadena, Florida, and Intervest Securities Corporation, a registered broker-dealer and member firm of the NASD. We maintain our offices at One Rockefeller Plaza, Suite 400, New York, New York 10020-2002, and our telephone number is 212-218-2800.

     Securities  Offered.  $16,000,000  principal  amount  of  Series  __/__/__
     -------------------
Subordinated Debentures in three maturities, as follows: $2,000,000 total principal amount of Subordinated Debentures due July 1, 2010, $4,000,000 total principal amount of Subordinated debentures due July 1, 2012, and $10,000,000 total principal amount of Subordinated Debentures due July 1, 2014. The three maturities will be offered at the same time and purchasers must specify the maturity or maturities they wish to purchase.

     At the time of purchase, the purchaser may elect to have interest payable quarterly on the first day of each calendar quarter, or to have interest accrue. Interest on the principal amount of the debentures will either be paid or will accrue each calendar quarter at the following interest rates: 6 1/4% for debentures maturing July 1, 2010; 6 1/2% for debentures maturing July 1, 2012; and 7% for debentures maturing July 1, 2014. If the purchaser has elected to have interest accrue, then, in addition to interest accruing on the principal balance, interest will accrue each calendar quarter on the balance of the accrued interest at the same interest rate, with all accrued interest, together with the principal balance, payable at maturity.

     The debentures will be unsecured obligations and will be subordinated to all of our senior indebtedness. As of December 31, 2005, we had no senior indebtedness. There is no limitation on the amount of senior indebtedness which we may issue. We may issue additional unsecured indebtedness which will be pari passu, or rank equally, with the debentures. The debentures will be redeemable, in whole or in part, at any time at our option. See "Description of Debentures."

     Use  of  Proceeds.  We  will  use  the  net  proceeds  from the sale of the
     -----------------
debentures, after payment of expenses of the Offering, for general corporate purposes, including the origination or purchase of additional mortgages or interests in real estate in accordance with our mortgage investment policy and real estate investment policies. See "Transactions with Management" and "Use of Proceeds."

     Summary Financial Information.  The following summary financial information
     -----------------------------
is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this prospectus.

BALANCE SHEET SUMMARY


                                                     December 31,
                               ------------------------------------------------------
($ in thousands)                 2005        2004        2003       2002       2001
                               --------    --------    --------    -------    -------
Total Assets                   $115,809    $122,451    $119,578    $97,311    $83,083
Cash and Cash Equivalents        27,893      17,151      25,772     17,946     16,752
Mortgages - Net                  82,214     100,188      89,116     73,398     62,647
Total Debenture
  Obligations(1)                 87,449      97,069      99,402     84,751     72,113
Stockholder's Equity             26,616      23,527      18,173     11,413      9,847

___________


INCOME STATEMENT SUMMARY(1)


                                                      Year Ended December 31,
                                          ----------------------------------------------
($ in thousands)                           2005      2004      2003      2002      2001
                                          ------    ------    ------    ------    ------
Net Interest Income(2)                    $3,892    $3,085    $3,082    $2,937    $1,776

Non-Interest Income(3)                     6,008     4,916     2,799     2,056     1,151

Non-Interest Expenses(4)                   4,155     3,622     2,626     2,220     1,854

Income before taxes                        5,745     4,379     3,255     2,773     1,073

Provision for Income Taxes                 2,656     2,025     1,496     1,207       495

Net income                                 3,089     2,354     1,759     1,566       578

Ratio of Earnings to fixed charges(5)        1.8       1.6       1.5       1.4       1.2

Notes:
-----

(1)  Includes  obligations  and  accrued  interest  payable  at  maturity.
(2) Includes total interest and fee income, less interest on debentures, and excluding amortization of deferred debenture offering costs.
(3) Includes service agreement income, gain on early repayment of mortgages and other income.
(4) Includes amortization of deferred debenture offering costs, general and administrative expenses.
(5) The ratio of earnings to fixed charges has been computed by dividing earnings (before the provision for income taxes and fixed charges) by fixed charges. Fixed charges consist of interest incurred during the period and amortization of deferred debenture offering costs.

Risk  Factors.  An  investment  in  the  debentures  involves  certain risks and
-------------
prospective investors should carefully consider the various risk factors. See "Risk Factors."

                                  RISK FACTORS

You should carefully consider the following factors together with the other matters described or incorporated by reference in this prospectus before deciding whether to purchase debentures in this offering.

Risks  Relating  to  Our  Business

     OUR LOANS ARE HIGHLY CONCENTRATED IN COMMERCIAL REAL ESTATE AND MULTIFAMILY MORTGAGE LOANS, INCREASING THE RISK ASSOCIATED WITH OUR LOAN PORTFOLIO.

     All of our loan portfolio is comprised of commercial real estate and multifamily mortgage loans, including loans on substantial vacant properties and vacant land. As such, our loan portfolio is not diversified. This concentration increases the risk associated with our loan portfolio. Commercial real estate and multifamily loans are generally considered riskier than many other kinds of loans, like single family residential real estate loans, since these loans tend to involve larger loan balances to single borrowers and repayment of loans secured by income-producing property is typically dependent upon the successful operation of the underlying real estate. Additionally, loans on vacant land typically do not have income streams and depend upon other sources of cash flow from the borrower for repayment. Our average real estate loan size was $1,300,000 at December 31, 2005. Regardless of the underwriting criteria we utilize, losses may be experienced as a result of various factors beyond our control, including, among other things, changes in market and economic conditions affecting the value of our loan collateral and problems affecting the credit and business of our borrowers.

     INVESTMENTS IN JUNIOR MORTGAGES MAY BE RISKIER THAN INVESTMENTS IN SENIOR MORTGAGES.

     As of December 31, 2005 we owned thirty six (36) junior mortgages, and we may acquire additional junior mortgages in the future. Our junior mortgages constitute approximately 34% of the aggregate principal amount of our mortgages. In the event the owner of mortgaged property securing a junior mortgage owned by us defaults on a senior mortgage secured by the property, the holder of the senior mortgage may independently commence foreclosure proceedings. In the event this occurs, there can be no assurance that we will have funds available to cure the default, assuming this would be our desired course of action, in order to prevent foreclosure. If there is a foreclosure on the senior mortgage, as the owner of the junior mortgage we will only be entitled to share in liquidation proceeds after all amounts due to senior lienholders have been fully paid. Actual proceeds available for distribution upon foreclosure may be insufficient to pay all sums due on the senior mortgage, other senior liens and on our junior mortgage, and the costs and fees associated with such foreclosure.

     RECOVERY  OF  NON-RECOURSE  MORTGAGES  IS  LIMITED  TO  THE PROPERTY ITSELF

     Many of our mortgages are non-recourse or limited recourse. It is expected that most mortgages that we acquire in the future will be non-recourse or limited recourse as well. Under the terms of non-recourse mortgages, the owner of the property subject to the mortgage has no personal obligation to pay the mortgage note which the mortgage secures. In addition, our mortgages are primarily on multifamily residential properties and our mortgages are not insured by the Federal Housing Administration, the Veterans' Administration or any other governmental agency. Therefore in the event of a default, our ability to recover our investment is solely dependent upon the value of the mortgaged property and the outstanding principal and interest balances of any loans secured by mortgages and liens that are senior in right to us, which must be paid from the net proceeds of any foreclosure proceeding. Any loss we may incur as a result of the foregoing factors may have a material adverse effect on our business, financial condition and results of operations. At December 31, 2005, we had sixty five (65) mortgages in our portfolio, with recourse provisions as follows: three of the mortgages in our portfolio (representing approximately 7% of the principal balance in our portfolio) allowed recourse against the mortgagor only with respect to liabilities related to tenant security deposits; and thirty two (32) of the mortgages (representing approximately 40% of the principal balance in our portfolio) allowed recourse against the mortgagor only with respect to liabilities related to tenant security deposits, proceeds from insurance polices, losses arising under environmental laws and losses resulting from waste or acts of malfeasance. Twenty seven (27) loans, representing approximately 52% of the portfolio, are full recourse. The balance of our loans were without any recourse. In addition, at December 31, 2005, twenty six
(26)  of  our  mortgages  were  guaranteed  by  third  parties.

     WE DEPEND ON OUR EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES TO IMPLEMENT OUR BUSINESS STRATEGY AND OUR BUSINESS MAY SUFFER IF WE LOSE THEIR SERVICES.

     Our success is largely dependent on the business expertise and relationships of a small number of our executive officers and other key employees. Our chairman and chief executive officer, who has been and remains instrumental to our success, is 87 years of age. If the services of any of our executive officers or other key employees were to become unavailable for any reason, the growth, performance and operation of our company and its subsidiary might be adversely affected because of their skills and knowledge of the markets in which we operate, years of real estate lending experience and the difficulty of promptly finding qualified replacement personnel. As a result, our ability to successfully grow our business will depend, in part, on our ability to attract and retain additional qualified officers and employees.

     WE MAY COMPETE WITH, AND WE DO PROVIDE SERVICES TO, OUR BANKING AFFILIATES.

     We are a wholly-owned subsidiary of Intervest Bancshares Corporation, a financial holding company with one banking subsidiary (the "Bank"). The Bank also originates and acquires mortgages and, from time to time, we may compete with the Bank for mortgage opportunities. In addition, we have an agreement with the Bank whereby we render various services to it, including origination services. There are conflicts of interest inherent in all our dealings with our affiliates including:

               - our acquisition of mortgages from affiliates or sale of mortgages or mortgage interests to affiliates,

               - our retention of affiliates to perform services for us, including mortgage servicing,

               - our retention by affiliates to perform services for them, and

               - our affiliates being engaged in making loans involving properties that are similar to those underlying our mortgage loans.

     It is unlikely that these conflicts will be resolved by arm's-length bargaining. Matters involving conflicts of interests will be approved or ratified by a majority vote of our board of directors, including a majority of our "independent" directors, who are neither officers nor employees of ours or our affiliates, in attendance at any meeting considering such matters. However, such persons may serve as directors of the company, as well as its affiliates. No assurance can be given that matters involving conflicts of interests will be resolved in the manner most favorable to holders of our debentures, or that we will pursue, or fully pursue, our rights or remedies against our affiliates. Certain of our directors also have other relationships and/or agreements with us. See "Transactions with Management."

     THE DEBENTURES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY ANY GOVERNMENTAL AGENCY.

     The debentures are not bank deposits. Although we have a bank affiliate, the debentures are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The debentures may lose value.

     WE DEPEND ON BROKERS AND OTHER SOURCES FOR OUR MORTGAGE LENDING ACTIVITIES AND ANY REDUCTION IN REFERRALS COULD LIMIT OUR ABILITY TO GROW.

     We rely significantly on referrals from mortgage brokers for our loan originations. Our ability to maintain our history of growth may depend, in part, on our ability to continue to attract referrals from mortgage brokers. If those referrals were to decline or did not continue to expand, there can be no assurances that other sources of loan originations would be available to assure our ability to maintain a level of growth consistent with our historical performance.

     THE EMPLOYMENT AGREEMENTS OF OUR EXECUTIVE OFFICERS PERMIT THEM TO ENGAGE IN ACTIVITIES THAT MAY BE CONSIDERED COMPETITIVE WITH INTERVEST NATIONAL BANK, WHICH MAY HAVE AN ADVERSE EFFECT ON THE BUSINESS OF OUR SUBSIDIARY.

     The long-term employment agreements between us or our subsidiary and our executive officers expressly permit them to engage in outside activities, including activities competitive with Intervest National Bank, another wholly-owned subsidiary of Intervest Bancshares Corporation.

     IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD.

     The requirements of Section 404 of the Sarbanes Oxley Act and Securities and Exchange Commission rules and regulations require an annual management report on the Company's internal controls over financial reporting, including, among other matters, management's assessment of the effectiveness of the Company's internal control over financial reporting, and an attestation report by the Company's independent registered public accounting firm addressing these assessments. Beginning with the Company's annual report for the year ending December 31, 2006, the Company will have to include in its annual report on Form 10-K filed with the Securities and Exchange Commission a report of management regarding the Company's internal controls over financial reporting in accordance with the above requirements. In this regard, the Company has begun a process to document and evaluate its internal control over financial reporting in order to satisfy these requirements. The process includes dedicating internal resources toward the adoption of a detailed work plan and will also involve the retention of outside consultants. This process is designed to (i) assess and document the adequacy of internal control over financial reporting, (ii) take steps to improve control processes, where appropriate, and (iii) verify through testing that controls are functioning as documented. To date, the Company has identified certain deficiencies in the design and operating effectiveness of its internal controls over financial reporting, and it believes that they have been corrected or are in the process of being corrected. Although this process is not completed, management is not aware of any "significant deficiencies" or "material weaknesses" in the Company's internal controls over financial reporting, as defined in applicable Securities and Exchange Commission rules and regulations. If we fail to identify and correct any significant deficiencies in the design or operating effectiveness of our internal controls over financial reporting, we may not be able to report our financial results with the desired degree of accuracy or prevent fraud.

     OUR ASSETS ARE HEAVILY CONCENTRATED IN MORTGAGES ON PROPERTIES LOCATED IN NEW YORK CITY, AND ACCORDINGLY OUR BUSINESS AND OPERATIONS ARE MORE VULNERABLE TO DOWNTURNS IN THE ECONOMY OF THIS CONCENTRATED GEOGRAPHIC AREA.

     Fifty three (53) of the sixty five (65) mortgage loans in our portfolio, representing approximately 65% of the principal balance of the portfolio are secured by properties in the City of New York. Of those, twenty six (26), representing approximately 39% of the principal balance of our portfolio are secured by multi-family properties located in the City of New York. Many of these properties are subject to rent control and rent stabilization laws imposed in the City of New York, which limit the ability of the property owners to increase rents. We anticipate that a substantial portion of the mortgages that we may acquire with the net proceeds of this offering are also likely to be liens on real estate located in the New York metropolitan area. This concentration in the number, type or location of our investments could have a material adverse effect on our business, financial condition or results of operations.

     TERRORIST  ACTS  AND  ARMED  CONFLICTS  MAY  ADVERSELY AFFECT OUR BUSINESS.

     Terrorist acts, such as those that occurred on September 11, 2001, and armed conflicts, such as the war on terrorism, may have an adverse impact on our results of operations and on the economy generally. While these matters have not had a material adverse affect on our business, there can be no assurances as to any future impact.

     WE ARE A HIGHLY LEVERAGED COMPANY AND OUR INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND BUSINESS.

     At December 31, 2005, our borrowed funds and related interest payable was approximately $87.4 million. This level of indebtedness could make it difficult for us to satisfy all of our obligations to the holders of our debt and could limit our ability to obtain additional debt financing to fund our working capital requirements. In addition, the indentures underlying our subordinated debentures contain financial and other restrictive covenants that may limit our ability to incur additional indebtedness. We expect to continue to rely on the issuance of our subordinated debentures in registered, best efforts offerings to the public as a source of funds to support our loan originations. The inability to incur additional indebtedness could adversely affect our business and financial condition by, among other things, limiting our flexibility in planning for, or reacting to, changes in our industry; placing us at a competitive disadvantage with respect to our competitors who may operate on a less leveraged basis. As a result, this may make us more vulnerable to changes in economic conditions and require us to dedicate a substantial portion of our cash flow from operations to the repayment of our indebtedness, which would reduce the funds available for other purposes, which, in turn, could have a negative impact on our profitability.

     OUR BUSINESS WILL SUFFER IF WE DO NOT CONTINUALLY IDENTIFY AND INVEST IN MORTGAGES.

     Our success, in large part, depends on our ability to invest most of our assets in mortgages. We may be unable to so invest the optimum percentage of our assets because of a lack of available mortgages that meet our investment criteria. As a result, we may experience lower rates of return from investment of our assets, which could have a material adverse effect on our business, financial condition or results of operations.

     FLUCTUATIONS IN INTEREST RATES AND CREDIT TERMS COULD ADVERSELY AFFECT OUR ABILITY TO COLLECT ON MORTGAGE LOANS HAVING BALLOON PAYMENT FEATURES.

     Fifty nine (59) of the mortgage loans in our portfolio, representing approximately 92% of the principal balance of our portfolio have balloon payments due at the time of their maturity. We may acquire additional mortgage loans that have balloon payments due at maturity. Volatile interest rates and/or erratic credit conditions and supply of available mortgage funds at the time these mortgage loans mature may cause refinancing by the borrowers to be difficult or impossible, regardless of the market value of the collateral at the time such balloon payments are due. In the event borrowers are unable to refinance these mortgage loans, or in the event borrowers are otherwise unable to make their balloon payments when they become due, such borrowers may default on their mortgage loans, which will have a material adverse effect on our business, financial condition and results of operations.

     COMPETITION MAY AFFECT OUR ABILITY TO GENERATE DESIRED RETURNS ON OUR INVESTMENTS.

     We experience significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, limited partnerships and other lenders and investors engaged in purchasing mortgages or making real property investments with investment objectives similar in whole or in part to ours. An increase in the general availability of investment funds may increase competition in the making of investments in mortgages and real property. Many of our current and potential competitors have significantly greater financial and marketing resources. These competitors may be able to offer more favorable credit terms to mortgagors simply because of their resources. Such competition may require that we alter our credit terms, including reduced origination fees, lower interest rates or less restrictive covenants, which may result in a reduction in our expected return on investments and increased exposure to defaults, which could have a material adverse effect on our business, financial condition and results of operations.

     INVESTMENTS IN MORTGAGES AND OWNERSHIP OF REAL PROPERTY ARE SUSCEPTIBLE TO FACTORS OUTSIDE OUR CONTROL.

     All mortgage loans are subject to some degree of risk, including the risk of default by a borrower on the mortgage loan. In addition, an owner of a mortgage may have to foreclose on the mortgage to protect its investment and may thereafter operate the mortgaged property, in which case it is exposed to the risks inherent in the ownership of real estate. A borrower's ability to make payments due under a mortgage loan, and the amount we, as mortgagee, may realize after a default, is dependent upon the risks associated with real estate investments generally, including:

          -    general  or  local  economic  conditions,
          -    neighborhood  values,
          -    interest  rates,
          -    real  estate  tax  rates,
          -    operating  expenses  of  the  mortgaged  properties,
          -    supply  of  and  demand  for  rental  units,
          -    supply  of  and  demand  for  properties,
          - ability to obtain and maintain adequate occupancy of the properties,
          -    zoning  laws,
          -    governmental  rules,  regulations  and  fiscal  policies,  and
          -    acts  of  God

     We have little or no control over these risks. As we expand our mortgage portfolio, we may experience in the future some or all of these risks, which may have a material adverse effect on our business, financial condition and results of operations.

     Certain expenditures associated with real estate equity investments, principally real estate taxes and maintenance costs, are not necessarily decreased by events adversely affecting our income from such investments. Therefore, the cost of operating a real property may exceed the rental income earned from such property, and we may have to advance funds in order to protect our investment or we may be required to dispose of the real property at a loss. The above factors could adversely affect our ability to generate revenues, resulting in reduced levels of profitability.

     IF WE ARE REQUIRED TO FORECLOSE ON MORTGAGES, OUR RETURN ON INVESTMENT MAY BE LESS THAN WE EXPECTED.

     In the event we are required to foreclose on a mortgage or otherwise pursue our remedies in order to protect our investment, there can be no assurance that we will recover funds in an amount equal to our projected return on our investment or in an amount sufficient to prevent a loss to us.

     OUR BUSINESS IS AFFECTED BY PREVAILING INTEREST RATES AND THE AVAILABILITY OF FUNDS.

     The real estate industry in general and the kinds of investments which we make in particular may be affected by prevailing interest rates, the availability of funds and the generally prevailing economic environment. The direction of future interest rates and the willingness of financial institutions to make funds available for real estate financing in the future is difficult to predict. The real property underlying any mortgages that may be acquired with the proceeds of this offering and the properties underlying our present mortgage loans will also be affected by prevailing economic conditions and the same factors associated with the ownership of real property, which may affect the ability to collect rent and the borrower's ability to repay, respectively. We cannot predict what effect, if any, prevailing economic conditions will have on our ability to make mortgage loans or on the operations of the property subject to our investments.

     PREPAYMENTS  OF MORTGAGE LOANS COULD REDUCE EXPECTED RETURNS ON INVESTMENT.

     Although many of our mortgage loans include penalties for prepayment, fluctuating interest rates may provide an incentive for borrowers to prepay their loans. If we are unable to reinvest the proceeds of such prepayments at the same or higher interest rates, our business, financial condition and results of operations may be adversely affected.

     ANY DIFFICULTY IN ACCESSING ADDITIONAL CAPITAL MAY PREVENT US FROM ACHIEVING OUR BUSINESS OBJECTIVES.

     To the extent that our available working capital reserves are not sufficient to defray expenses and carrying costs which exceed our income, it will be necessary to attempt to borrow such amounts. Any required additional financing may be unavailable on terms favorable to us, or at all. If additional financing is not available when required or is not available on acceptable terms, we may be forced to liquidate certain investments on terms which may not be favorable to us. We may also be unable to take advantage of investment opportunities or respond to competitive pressures.

     COMPLIANCE  WITH  ENVIRONMENTAL  LAWS  CAN  BE  COSTLY.

     Federal and state statutes impose liability on property owners and operators for the clean-up or removal of hazardous substances found on their property. Courts have extended this liability to lenders who have obtained title to properties through foreclosure or have become involved in managing properties prior to obtaining title. In addition, these statutes allow the government to place liens for environmental liability against the affected properties, which liens are senior in priority to other liens, including mortgages against the properties. We cannot predict what environmental legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered or interpreted. Enactment of more stringent laws or regulations or more strict interpretation of existing laws and regulations may require expenditures by us which may be material. We intend to monitor such laws and take commercially reasonable steps to protect ourselves from the impact of such laws; however, there can be no assurance that we will be fully protected from the impact of such laws.


Risks  Relating  to  this  Offering

     THE DEBENTURES ARE NOT BANK DEPOSITS OR INSURED BY ANY GOVERNMENTAL AGENCY.

     The debentures are not bank deposits. Although we have a bank affiliate, the debentures are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The debentures may lose value.

     WE HAVE NOT YET IDENTIFIED WHAT INVESTMENTS WILL BE MADE WITH THE NET PROCEEDS WE RECEIVE IN THIS OFFERING.

     We intend to use the net proceeds of this offering to originate or acquire mortgage interests in conformity with our mortgage investment policies and our past practices. We may also acquire other interests in real properties in accordance with our real estate investment policies. These policies are described later in this document. As of the date of this prospectus, we have not specified uses of the net proceeds. This is customarily referred to as a blind pool. All determinations concerning the use of the net proceeds will be made by our management. Accordingly, there is a greater degree of uncertainty concerning the return on any investments we might make than would be the case if specific investments were identified. Holders of our debentures will not have the opportunity to evaluate any mortgages or other real property interests that may be acquired with the proceeds of this offering.

     THE DEBENTURES ARE SUBORDINATED TO OTHER INDEBTEDNESS, WHICH COULD LIMIT COLLECTABILITY OF THE DEBENTURES IN THE EVENT OF BANKRUPTCY.

     The payment of principal and interest on the debentures is subordinated to the prior payment in full of all of our existing and future senior indebtedness. Consequently, in the event we undergo a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets will be available to pay obligations on the debentures only after all of our senior indebtedness has been paid in full. There may not be sufficient assets remaining to pay amounts due on the debentures after such senior indebtedness has been paid. As of December 31, 2005, we had no senior indebtedness. However, neither the debentures nor the indenture limit or restrict our ability to incur senior indebtedness or indebtedness that is pari passu with the debentures. Indebtedness that is pari passu with the debentures has no priority of payment over and is not subordinated in right of payment to the debentures. Accordingly, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, any assets of ours remaining after payment to lenders of senior indebtedness will be paid pro rata among the holders of the debentures and the holders of pari passu indebtedness.

     THE UNDERWRITER IS NOT OBLIGATED TO PURCHASE THE DEBENTURES, WHICH MAY LIMIT THE NET PROCEEDS WE ACTUALLY RECEIVE IN THIS OFFERING.

     No commitment exists on the part of the underwriter to purchase all or any part of the debentures. Consequently, no assurance can be given as to the amount of debentures that will be sold, if any. If at least $13,000,000 of debentures are not sold by ___________, 2006, all subscription funds will be refunded to subscribers, with interest in proportion to the amount paid and without regard to the date paid.

     ABSENCE OF A PUBLIC MARKET FOR THE DEBENTURES WILL LIMIT YOUR OPPORTUNITIES TO SELL YOUR DEBENTURES IN THE FUTURE.

     The debentures are new securities for which there is no trading market. We do not intend to apply for listing of the debentures on any securities exchange or for quotation through an automated quotation system. There is currently no established trading market for previous series of debentures we have issued. Although there are generally no restrictions on the transfer of debentures, the absence of an established trading market makes it more difficult to sell or transfer debentures. There can be no assurance that a market may develop in the future, and there can be no assurance as to the ability of holders of debentures to sell their debentures. If such a market were to exist, the debentures could trade at prices that may be higher or lower than their principal amount depending on many factors, including prevailing interest rates, the market for similar debt instruments and our financial performance.

     WE  HAVE  NOT  SET  ASIDE  FUNDS  TO  PAY  THE DEBENTURES WHEN THEY MATURE.

     There is no sinking fund for retirement of the debentures at or prior to their maturity. We anticipate that principal and accrued interest on the debentures will be paid from our working capital, or from the proceeds of a refinancing of the debentures. However, no assurance can be given that we will have sufficient funds available to pay the debentures at maturity. The debentures are subordinated and unsecured obligations of ours. As a result, if we are unable to pay the debentures at their maturity, your ability to recover the principal amount of the debentures and any outstanding interest may be limited by the terms and amount of our senior indebtedness and pari passu indebtedness.

     HOLDERS OF OUR DEBENTURES WILL HAVE NO SAY OVER OUR MANAGEMENT AND AFFAIRS.

     All decisions with respect to our management will be made exclusively by our officers and directors. Holders of our debentures have no right or power to take part in management. Prospective investors will be entirely reliant on our officers and directors and will not be able to evaluate for themselves the merits of proposed mortgage or other real estate investments. Accordingly, no person should purchase debentures unless he or she is willing to entrust all aspects of our management to our officers and directors. See "Management."

                                 USE OF PROCEEDS

     The net proceeds of the offering, after payment of underwriting fees and commissions and offering expenses, are estimated at $14,720,000 if the maximum amount ($16,000,000) of the debentures are sold, and are estimated at $11,890,000 if the minimum amount ($13,000,000) of the debentures are sold. Such proceeds will be held in trust for the benefit of the purchasers of debentures, and only used for the purposes set forth herein. Net proceeds will become part of our working capital and will be used to purchase mortgages or interests in real estate in accordance with our mortgage and real estate investment policies. The following table sets forth the sources and amount of funds which will be available to us upon completion of the offering and the approximate use of said funds.

                              Minimum                     Maximum
                          Offering Amount   Percent   Offering Amount   Percent
                          ----------------  --------  ----------------  --------
SOURCES:
-------

  Sale of debentures      $     13,000,000    100.0%  $     16,000,000    100.0%
                          ================  ========  ================  ========

  USES OF PROCEEDS:
  ----------------

  Underwriting fees and
    commissions                    980,000      7.5%         1,150,000      7.2%
  Offering expenses                130,000      1.0%           130,000      0.8%
  Working capital               11,890,000     91.5%        14,720,000     92.0%
                          ----------------  --------  ----------------  --------
  Total                   $     13,000,000    100.0%  $     16,000,000    100.0%
                          ================  ========  ================  ========


     Pending investment of the net proceeds as specified above, we plan to invest such proceeds in highly liquid sources, such as interest-bearing bank accounts, bank certificates of deposit or other short term money market instruments. It is presently anticipated that such short term investments would be for a period not in excess of six months, although such time could be extended if appropriate mortgages or other interests in real estate are not identified for investment.

     It is presently anticipated that specified mortgage and/or real estate investments will be identified over the course of approximately six months after the completion of the offering. Selected investments will meet the criteria and characteristics embodied in our present investment policies. See "History of Business - Real Estate Investment Policies and Mortgage Investment
Policy." It is not anticipated that any single investment will be in an amount which exceeds ten percent (10%) of our total assets. In no event, will more than ten percent (10%) of the proceeds be used to acquire equity interests in unimproved and/or non-income-producing property.

     In the event that any real estate that may be acquired is subsequently resold or refinanced, any proceeds received therefrom will become part of our working capital and will be available for reinvestment. Any fees or commissions paid by us to affiliates, or received by us from our affiliates, in connection with any such resale or refinancing, will be on terms that management believes are comparable with those that would be paid to unaffiliated parties. See "Transactions with Management and Affiliates."

                               MARKET INFORMATION

     We are a wholly-owned subsidiary of Intervest Bancshares Corporation, so there is no established trading market for our common stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Intervest as of December 31, 2005, and as adjusted to give effect to the sale of the debentures offered hereby:

                                                     AS ADJUSTED
                                                MINIMUM        MAXIMUM
                                At December
                                 31, 2005       Offering      Offering
                               -------------  ------------  -------------
                                (Unaudited)           (Unaudited)
Long Term Debt:

  Debenture Interest Payable
    at Maturity                $   4,699,000  $  4,699,000  $   4,699,000
  Outstanding Debentures          82,750,000    82,750,000     82,750,000
  Debentures Offered                   -----    13,000,000     16,000,000
                               -------------  ------------  -------------
                                  87,449,000   100,449,000    103,449,000
                               -------------  ------------  -------------

  Stockholder's Equity:
  Common Stock, No Par Value,
    200 shares authorized,
    100 shares issued and
    outstanding                    2,100,000     2,100,000      2,100,000
  Additional Paid-in Capital      11,510,000    11,510,000     11,510,000
  Retained Earnings               13,006,000    13,006,000     13,006,000
                               -------------  ------------  -------------
  Total Stockholder's Equity      26,616,000    26,616,000     26,616,000
                               -------------  ------------  -------------
      Total Capitalization     $ 114,065,000  $127,065,000  $ 130,065,000
                               =============  ============  =============

____________

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL

     Intervest Mortgage Corporation and its wholly owned subsidiary, Intervest Realty Servicing Corporation, together, the "Company," are engaged in the origination and purchase of real estate mortgage loans, consisting of first mortgage and junior mortgage loans.

     Intervest Bancshares Corporation, which is a financial holding company, owns 100% of the capital stock of the Company. We sometimes refer to Intervest Bancshares as the holding company or the "Parent Company." Our principal executive officers are also officers, directors and principal shareholders of the Parent Company. In addition to Intervest Mortgage Corporation, the Parent Company also owns Intervest National Bank (a national bank with its headquarters and full-service banking office in Rockefeller Center, New York City, and four full-service banking offices in Clearwater, Florida and one in South Pasadena, Florida) and Intervest Securities Corporation (a broker/dealer that is an NASD and SIPC member firm also located in Rockefeller Center, New York City). Intervest Securities Corporation participates as a selected dealer from time to time in the Company's offerings of debentures.

     We have historically invested primarily in short-term real estate mortgage loans secured by income producing real property that mature within approximately three years. The properties to be mortgaged are inspected by our representatives and mortgage loans are made only on those types of properties where our management is knowledgeable as to operating income and expense. We generally rely upon our management in connection with the valuation of properties. From time to time, however, we may engage independent appraisers and other agents to assist in determining the value of income-producing properties underlying mortgages, in which case the costs associated with such services are generally paid by the mortgagor. We do not finance new construction. While we have not previously made acquisitions of real property, we may also, from time to time, acquire interests in real property, including ownership interests.

     Certain entities affiliated with us are engaged in limited real estate lending activities involving properties that are similar to those underlying our mortgage loans and, in that regard, may be considered to be competing with us.

     We have a servicing agreement with Intervest National Bank to provide origination services which include: the identification of potential properties and borrowers; the inspection of properties constituting collateral for such loans; the negotiation of terms and conditions of such loans in accordance with Intervest National Bank's underwriting standards; preparing commitment letters and coordinating the loan closing process. This agreement renews each January 1 unless terminated by either party. The services under the agreement are performed by our personnel and the expenses associated with the performance of the services are borne by us.

     Our mortgage portfolio is composed predominantly of mortgages on multi-family residential properties, many of which are subject to applicable rent control and rent stabilization statutes and regulations. In both cases, any increases in rent are subject to specific limitations. As such, properties of the nature of those constituting the most significant portion of our mortgage portfolio are not affected by the general movement of real estate values in the same manner as other income-producing properties.

     The prepayment of mortgage loans tends to increase during periods of declining interest rates and tends to decrease during periods of increasing interest rates. Certain of our mortgages include prepayment provisions, and others prohibit prepayment of indebtedness entirely. As of December 31, 2005, of the sixty five (65) mortgages in the portfolio: three allow prepayment without a fee payment; three prohibit prepayment; twenty two (22) permit prepayment only after passage of a specific period, with fees of 1% or 31 days interest on twenty one (21) of these loans; and thirty seven (37) permit prepayment after payment of fees ranging from 0.5% up to 4% of the principal balance.

     Our profitability depends on our net interest income, which is the difference between interest income generated from our mortgage loans and the interest expense, inclusive of amortization of offering costs, incurred on our debentures. Our profitability is also affected by its noninterest income and expenses, provision for loan losses and income tax expense. Noninterest income consists of fee income from providing mortgage loan origination and other services to Intervest National Bank as well as loan service charges and prepayment income generated from our loan portfolio. Noninterest expense consists mainly of compensation and benefits expense, occupancy expenses, professional fees, insurance expense and other operating expenses.

     Our profitability is significantly affected by general economic and competitive conditions, changes in market interest rates, government policies and actions of regulatory authorities. Since the properties underlying our mortgages tend to be concentrated in the New York City area, the economic conditions in that area also have an impact on our operations. Additionally, terrorist acts, such as those that occurred on September 11, 2001, and armed conflicts, such as the war on terrorism, may have an adverse impact on economic conditions.

CRITICAL ACCOUNTING POLICIES

     An accounting policy is deemed to be "critical" if it is important to a company's results of operations and financial condition, and requires significant judgment and estimates on the part of management in its application. The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and related disclosures. Actual results could differ from these estimates and assumptions. We believe that the estimates and assumptions used in connection with the amounts reported in our financial statements and related disclosures are reasonable and made in good faith. We believe that currently our most critical accounting policy relates to the determination of our allowance for mortgage loan losses. For a further discussion of this policy as well as all of our significant accounting policies, see note 1 to the consolidated financial statements.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2005 AND DECEMBER 31, 2004

     Total assets at December 31, 2005 decreased to $115,809,000 from $122,451,000 at December 31, 2004. The decrease is the result of the repayment of maturing subordinated debentures and a reduction in mortgage loans outstanding, largely offset by an increase in cash and cash equivalents.

     Cash and cash equivalents increased to $27,893,000 at December 31, 2005, from $17,151,000 at December 31, 2004 due primarily to loan payoffs exceeding the originations of new loans in 2005. This increase in cash was partially offset by the use of cash to repay maturing debentures and related accrued interest payable outstanding.

     Mortgage loans receivable, net of unearned income and allowance for loan losses, amounted to $82,214,000 at December 31, 2005, compared to $100,188,000 at December 31, 2004. The decrease reflected principal repayments of $71,335,000 exceeding new originations of $53,077,000, as well as a corresponding decrease in unearned income and the allowance for loan losses.

     At December 31, 2005 and December 31, 2004, one loan with a principal balance of $179,000 was on nonaccrual status. This loan is considered impaired under the criteria of SFAS No.114. This loan is a second mortgage where Intervest National Bank, an affiliated company, holds the first mortgage. Our recorded investment in this loan was $181,000 at December 31, 2005 and December 31, 2004. With respect to the loans on nonaccual status at December 31, 2005, the borrower declared bankruptcy and the bankruptcy trustee has sold the properties collateralizing the loans. The proceeds of the sale are sufficient to provide for repayment of our recorded investment and we are taking appropriate action to obtain the proceeds from the bankruptcy trustee. We believe that a specific valuation allowance was not required at any time for impaired loans. At December 31, 2005, there was $2,649,000 of loans ninety days past due and still accruing interest because they were well secured and in the process of collection. Such amount represented three loans that are past their maturity dates. In each case, with our agreement, the borrower continues to make monthly payments of interest and principal. One of these loans, with a principal balance of $1,121,000, was repaid in January 2006. Based upon discussions with the two other borrowers, it is anticipated that the remaining $1,528,000 will be repaid in full or refinanced in the near term. There were no loans ninety days past due and still accruing interest at December 31, 2004.

     The allowance for loan losses amounted to $250,000 at December 31, 2005, compared to $332,000 at December 31, 2004. The reduction in the allowance was due to a lower level of mortgage loans outstanding at December 31, 2005 compared to December 31, 2004. The adequacy of the allowance is evaluated monthly with consideration given to a number of factors, which are discussed in note 1 to the consolidated financial statements. Although management believes it uses the best information available to make determinations with respect to the need for and amount of the allowance, future adjustments may be necessary if economic conditions or other factors differ from those assumed.

     Loan fees receivable decreased to $759,000 at December 31, 2005 from $884,000 at December 31, 2004 due to a lower level of mortgage loans outstanding.

     Deferred debenture offering costs, net of accumulated amortization, increased to $4,084,000 at December 31, 2005, from $3,271,000 at December 31, 2004. The increase was primarily due to the additional costs associated with the issuance of $26,000,000 of new debentures in 2005 partially offset by normal amortization.

     Total liabilities at December 31, 2005 decreased to $89,193,000, from $98,924,000 at December 31, 2004. The decrease primarily reflected a lower level of subordinated debentures and related accrued interest payable.

     Subordinated debentures payable decreased to $82,750,000 at December 31, 2005 from $88,850,000 at December 31, 2004. The decrease was due to the following: the repayment at maturity of Series 11/10/98, 5/10/96 and 8/1/01 subordinated debentures in the principal amount of $2,600,000, $10,000,000 and $1,750,000, respectively; the early repayment on August 1, 2005 of Series 10/15/96 subordinated debenture in the principal amount of $5,500,000 due to mature on 10/1/05; the early repayment on August 1, 2005 of $1,250,000 of Series 1/17/02 subordinated debentures due to mature on 10/1/05; the early repayment on September 1, 2005 of Series 4/30/97 subordinated debenture in the principal amount of $8,000,000 due to mature on 10/1/05; the early repayment on December 1, 2005 of $1,250,000 of Series 9/18/00 subordinated debentures due to mature on 1/1/06; and the early repayment on December 1, 2005 of Series 8/5/02 subordinated debenture in the principal amount of $1,750,000 due to mature on 1/1/06 These repayments were mostly offset by the issuance of $14,000,000 of Series 3/21/05 debentures and $12,000,000 of Series 8/12/05 debentures.

     At December 31, 2005, debenture interest payable at maturity amounted to $4,699,000, compared to $8,219,000 at year-end 2004. The decrease was due to the repayment of interest resulting from the maturity or early redemption of debentures partially offset by the normal accrual of interest on outstanding debentures. Nearly all of the accrued interest payable at December 31, 2005 is due and payable at the maturity of the various debentures.

     Stockholder's equity increased to $26,616,000 at December 31, 2005, from $23,527,000 at December 31, 2004, due to net income of $3,089,000.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2004 AND DECEMBER 31, 2003

     Total assets at December 31, 2004 increased to $122,451,000, from $119,578,000 at December 31, 2003. The increase is reflected in new mortgage loans, partially offset by a decrease in cash and cash equivalents.

     Cash and cash equivalents decreased to $17,151,000 at December 31, 2004, from $25,772,000 at December 31, 2003 due primarily to a lower level of short-term investments. Mortgage loans receivable, net of unearned income and allowance for loan losses, amounted to $100,188,000 at December 31, 2004, compared to $89,116,000 at December 31, 2003. The growth reflected new originations, partially offset by principal repayments.

     At December 31, 2004, one loan with a principal balance of $179,000 was on nonaccrual status, compared to two loans with an aggregate principal balance of $1,057,000 at December 31, 2003. These loans were considered impaired under the criteria of SFAS No.114. However a specific valuation allowance was not maintained at any time since we believe the estimated fair value of each of the underlying properties is greater than its recorded investment.

     The allowance for loan losses amounted to $332,000 at December 31, 2004, compared to $191,000 at December 31, 2003. The increase reflected a $141,000 provision resulting from an increase in loans outstanding during 2004. The increased provision was also the result of management's decision to increase the allowance for loan losses by five basis points on the entire portfolio based upon the increase in mortgage loans outstanding. The adequacy of the allowance is evaluated monthly with consideration given to a number of factors, which are discussed in note 1 to the consolidated financial statements. Although management believes it uses the best information available to make determinations with respect to the need for and amount of the allowance, future adjustments may be necessary if economic conditions or other factors differ from those assumed.

     Deferred debenture offering costs, net of accumulated amortization, increased to $3,271,000 at December 31, 2004, from $2,851,000 at December 31, 2003. The increase was primarily due to $1,554,000 of additional deferred costs associated with issuing new debentures, partially offset by normal amortization.

     Total liabilities at December 31, 2004 decreased to $98,924,000, from $101,405,000 at December 31, 2003. The decrease primarily reflected a lower level of debenture interest payable, partially offset by an increase in subordinated debentures payable.

     Subordinated debentures payable increased to $88,850,000 at December 31, 2004 from $87,350,000 at December 31, 2003. The increase was due to the issuance of Series 11/28/03 and 6/7/04 debentures totaling $21,500,000 in principal amount. The sales, after underwriter's commissions and other issuance costs, resulted in net proceeds of $19,924,000. The new debentures were offset by Series 5/12/95 debentures that were redeemed on March 1, 2004 (principal of $9,000,000 and accrued interest of $2,749,000), Series 6/28/99 debentures (due 7/1/04) that matured and were retired on 7/1/04 (principal of $2,000,000 and accrued interest of $980,000) and Series 10/19/95 debentures (principal of $9,000,000 and accrued interest of $2,133,000)that matured and were retired on 10/01/04.

     At December 31, 2004, debenture interest payable at maturity amounted to $8,219,000, compared to $12,052,000 at year-end 2003. The decrease was due to the repayment of interest resulting from the maturity or early redemption of debentures, partially offset by the normal accrual of interest on outstanding debentures. Nearly all of the accrued interest payable at December 31, 2004 is due and payable at the maturity of the various debentures.

     Stockholder's equity increased to $23,527,000 at December 31, 2004, from $18,173,000 at December 31, 2003 due to net income of $2,354,000 and capital contributions from the Parent Company totaling $3,000,000.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2005 AND
2004

     Our  net income increased by $735,000 to $3,089,000 in 2005 from $2,354,000 in 2004. The increase was primarily due to a $1,124,000 increase in service agreement income received from Intervest National Bank, a decrease of $506,000 in interest expense on debentures, a $301,000 increase in interest and fee income and a $223,000 decrease in the provision for loan losses, partially offset by a $825,000 increase in general and administrative expenses, and a $631,000 increase in income tax expense.

     The following table provides information on average assets, liabilities and stockholders' equity; yields earned on interest-earning assets; and rates paid on interest-bearing liabilities for 2005 and 2004. The yields and rates shown are based on a computation of income/expense (including any related fee income or expense) for each year divided by average interest-earning assets/interest-bearing liabilities during each year. Average balances are derived from daily balances. Net interest margin is computed by dividing net interest and dividend income by the average of total interest-earning assets during each year.

                                                           For the Year Ended December 31,
                                             ------------------------------------------------------------
                                                          2005                          2004
                                             -----------------------------  -----------------------------
                                             Average    Interest   Yield/   Average    Interest   Yield/
($ in thousands)                             Balance    Inc./Exp.   Rate    Balance    Inc./Exp.   Rate
---------------------------------------------------------------------------------------------------------
                   Assets
Mortgage loans receivable (1)                $ 88,961  $    9,487   10.66%  $102,789  $    9,657    9.40%
Short-term investments                         22,418         710    3.16     16,167         239    1.48
---------------------------------------------------------------------------------------------------------
Total interest-earning assets                 111,379  $   10,197    9.15%   118,956  $    9,896    8.32%
---------------------------------------------------------------------------------------------------------
Noninterest-earning assets                      4,486                          4,551
---------------------------------------------------------------------------------------------------------
Total assets                                 $115,865                       $123,507
---------------------------------------------------------------------------------------------------------

  Liabilities and Stockholders' Equity
Debentures and accrued interest payable      $ 88,815  $    7,370    8.30%  $100,022  $    7,945    7.94%
Noninterest-bearing liabilities                 2,070                          2,486
Stockholders' equity                           24,980                         20,999
---------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity   $115,865                       $123,507
---------------------------------------------------------------------------------------------------------
Net interest income                                    $    2,827                     $    1,951
---------------------------------------------------------------------------------------------------------
Net interest-earning assets/margin           $ 22,564                2.54%  $ 18,934                1.64%
---------------------------------------------------------------------------------------------------------
Ratio of total interest-earning assets
  to total interest-bearing liabilities         1.25x                          1.19x
---------------------------------------------------------------------------------------------------------


(1)  Mortgage  loans  receivable  include  non-performing  loans.

     Net interest income is a major source of our revenues and is influenced primarily by the amount, distribution and repricing characteristics of its interest-earning assets and interest-bearing liabilities as well as by the relative levels and movements of interest rates.

     Net interest income amounted to $2,827,000 in 2005, compared to $1,951,000 in 2004. The increase in net interest income was due to a higher net interest margin. The increase in the margin to 2.54% in 2005, from 1.64% in 2004, was due to our yield on interest-earning assets increasing at a faster pace than our cost of funds and an increase in the ratio of total interest-earning assets to total interest-bearing liabilities from 1.19 to 1.25.

     Our yield on interest-earning assets increased 83 basis points to 9.15% in 2005 due to: the effect of increases in the prime rate on our variable-rate loans indexed to the prime rate, which was 325 basis points higher at December 31, 2005 than it was in the beginning of 2004; and $276,000 of penalty interest received on two loans that were satisfied after maturity whose interest was calculated at the contractual default rate. Occasionally, the default interest rate is imposed when a borrower has not entered into a formal extension for the period between maturity and payoff. The increase in yield on interest earning assets was also due to an increase in the yield on short-term investments. The cost of debentures increased 36 basis points to 8.30% in 2005 largely due to the effect of the increase in the prime rate on floating-rate debentures. These debentures were indexed to the JPMorgan Chase Bank prime rate at the beginning of the quarter and therefore had a higher interest rate in the 2005 than in 2004.

     Servicing agreement income increased to $5,386,000 in 2005, from $4,262,000 in 2004. The increase of $1,124,000 was the result of increased loan origination services provided to Intervest National Bank.

     Gain on early repayment of mortgages increased to $524,000 in 2005, from $447,000 in 2004. The increase of $77,000 was primarily the result of lockout interest payments received in 2005 exceeding lockout interest received in 2004. We receive lockout interest when the borrower prepays a loan prior to the date specified in the mortgage. In such cases the borrower pays interest from the prepayment date through the lockout date.

     We recorded a $82,000 reduction in the allowance for loan losses in 2005, compared to a $141,000 provision for loan losses in 2004. The reduction in the allowance in 2005 was based upon a decrease in mortgage loans receivable during 2005, compared to an increase in 2004.

     General and administrative expenses increased to $3,172,000 in 2005, from $2,347,000 in 2004, largely due to increases in salaries and employee benefits expense, and the commencement of a management fee that is paid by us to the Parent Company and which is discussed below. These increase were partially offset by a reduction in rent expense in 2005.

     Salaries and employee benefits expense increased $781,000 primarily due to bonuses and salary increases. We had 17 full time employees at both December 31, 2005 and December 31, 2004.

     Occupancy expenses decreased $92,000 due to expiration of the lease on the space we previously occupied at 10 Rockefeller Plaza. These items were partially offset by increased rent on our new larger office space at One Rockefeller Plaza. We share office space under an informal agreement with the Parent Company, which leases the entire fourth floor consisting of, approximately 21,500 square feet of One Rockefeller Plaza in New York City. This lease expires March 2014. We occupy approximately one half of the space. Our share of the rent and related commercial rent tax amounted to approximately $36,000 per month in 2005. The lease on our former space expired in September 2004 and our obligation to pay approximately $22,000 per month ended in September 2004.

     Beginning in the third quarter of 2004, we commenced payment of a management fee to the Parent Company of $37,500 per quarter. The Parent Company provides services related to corporate finance and planning and intercompany administration, and acts as a liaison for us in various corporate matters. The management fee for 2005 was $150,000, compared to $75,000 for 2004.

     The provision for income taxes amounted to $2,656,000 and $2,025,000 in 2005 and 2004, respectively. The provision represented 46% of pretax income for 2005 and 2004. We file consolidated Federal, New York State and New York City income tax returns with the Parent Company.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND
2003

     Our  net income increased by $595,000 to $2,354,000 in 2004 from $1,759,000 in 2003. The increase was primarily due to a $1,919,000 increase in service fee income received from Intervest National Bank and a $627,000 increase in interest and fee income on mortgage loans, partially offset by a $764,000 increase in general and administrative expenses, a $624,000 increase in interest on debentures and a $529,000 increase in income tax expense.

     The following table provides information on average assets, liabilities and stockholders' equity; yields earned on interest-earning assets; and rates paid on interest-bearing liabilities for 2004 and 2003. The yields and rates shown are based on a computation of income/expense (including any related fee income or expense) for each year divided by average interest-earning assets/interest-bearing liabilities during each year. Average balances are derived from daily balances. Net interest margin is computed by dividing net interest and dividend income by the average of total interest-earning assets during each year.

                                                            For the Year Ended December 31,
                                             ------------------------------------------------------------
                                                          2004                           2003
                                             -----------------------------  -----------------------------
                                             Average    Interest   Yield/   Average    Interest   Yield/
($ in thousands)                             Balance    Inc./Exp.   Rate    Balance    Inc./Exp.   Rate
---------------------------------------------------------------------------------------------------------
                Assets
Mortgage loans receivable (1)                $102,789  $    9,657    9.40%  $ 91,123  $    9,066    9.95%
Short-term investments                         16,167         239    1.48     13,502         203    1.50
---------------------------------------------------------------------------------------------------------
Total interest-earning assets                 118,956  $    9,896    8.32%   104,625  $    9,269    8.86%
---------------------------------------------------------------------------------------------------------
Noninterest-earning assets                      4,551                          3,659
---------------------------------------------------------------------------------------------------------
Total assets                                 $123,507                       $108,284
---------------------------------------------------------------------------------------------------------

   Liabilities and Stockholders' Equity
Debentures and accrued interest payable      $100,022  $    7,945    7.94%  $ 92,172  $    7,140    7.75%
Noninterest-bearing liabilities                 2,486                          1,858
Stockholders' equity                           20,999                         14,254
---------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity   $123,507                       $108,284
---------------------------------------------------------------------------------------------------------
Net interest income                                    $    1,951                     $    2,129
---------------------------------------------------------------------------------------------------------
Net interest-earning assets/margin           $ 18,934                1.64%  $ 12,453                2.03%
---------------------------------------------------------------------------------------------------------
Ratio of total interest-earning assets
  to total interest-bearing liabilities         1.19x                          1.13x
---------------------------------------------------------------------------------------------------------

(1)  Mortgage  loans  receivable  include  non-performing  loans.

     Net interest income is a major source of our revenues and is influenced primarily by the amount, distribution and repricing characteristics of its interest-earning assets and interest-bearing liabilities as well as by the relative levels and movements of interest rates.

     Net interest income amounted to $1,951,000 in 2004, compared to $2,129,000 in 2003. The decrease in net interest income was due to a lower net interest margin, partially offset by growth in our total interest-earning assets. The decrease in the margin to 1.64% in 2004 from 2.03% in 2003 was due to the yield on our interest-earning assets decreasing without an offsetting decrease in our cost of subordinated debentures. The growth in average assets consisted of an increase in mortgage loans of $11,666,000 and short-term investments of $2,665,000, funded by new debentures of $7,850,000 and a $6,745,000 increase in average stockholders' equity.

     During 2004, we continued to operate in a refinancing environment where higher rate loans were paid off and lower rate loans were originated for its portfolio. This contributed to a reduction in net interest income, the effects of which were partially offset by an increase in gain on the early repayment of mortgages.

     Our yield on interest-earning assets decreased 54 basis points to 8.32% in 2004 due to lower rates on new mortgage loans originated and prepayments of higher-yielding loans. The cost of debentures increased 19 basis points to 7.94% in 2004 largely due to the redemption of Series 5/12/95 and Series 10/19/95 floating-rate debentures totaling $18,000,000. These debentures were indexed to the JPMorgan Chase Bank prime rate and had an interest rate of between 4.00% and 4.75% at the time of redemption.

     Servicing agreement income increased to $4,262,000 in 2004, from $2,343,000 in 2003. The increase of $1,919,000 was the result of increased loan origination services provided to Intervest National Bank.

     Gain on early repayment of mortgages increased to $447,000 in 2004, from $260,000 in 2003. The increase of $187,000 was the result of an increase in the number of loans that were repaid prior to maturity in the 2004 compared to 2003.

     The provision for loan losses was $141,000 in 2004, compared to $90,000 in 2003. The higher provision reflected an increase in loans outstanding during 2004 as well as a five basis point increase in 2004 in the amount of allowance maintained on the entire portfolio.

     General and administrative expenses increased to $2,347,000 in 2004, from $1,583,000 in 2003, largely due to increases in salaries and employee benefits expenses, occupancy expenses, professional fees and directors' fees, and the commencement of a management fee that is paid by us to the Parent Company.

     Salaries and employee benefits expense increased $353,000 due to an increase in staff, a higher cost of employee benefits, bonus payments and salary increases. We had 17 fulltime employees at December 31, 2004 versus 16 at December 31, 2003.

     Occupancy expenses increased $257,000 due to the payment of additional rent on our new office space. We share, under an informal agreement, office space with the Parent Company, which leases the entire fourth floor, approximately 21,500 square feet, of One Rockefeller Plaza in New York City. This lease expires March 2014. We occupy approximately one half of the space. Our share of the rent and related expenses was approximately $35,000 per month in 2004. The lease on our former space expired in September 2004 and our obligation to pay approximately $22,000 per month ended in September 2004.

     Beginning in the third quarter of 2004, we commenced paying a management fee to the Parent Company of $37,500 per quarter. There was no management fee in 2003. Professional fees increased by $23,000 due to higher audit fees. Director fees increased by $40,000 due to higher fees paid to directors for each board and committee meeting attended. The fees were increased in June 2003 and October 2004.

     The provision for income taxes amounted to $2,025,000 and $1,496,000 in 2004 and 2003, respectively. The provision represented 46% of pretax income for 2004 and 2003. We file consolidated Federal, New York State and New York City income tax returns with the Parent Company.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2003 AND
2002

     Our  net income increased $193,000 to $1,759,000 in 2003 from $1,566,000 in
2002. The increase was primarily due to a $746,000 increase in service fee income received from Intervest National Bank, partially offset by a $289,000 increase in income tax expense and a $251,000 increase in general and administrative expenses.

     The following table provides information on average assets, liabilities and stockholders' equity; yields earned on interest-earning assets; and rates paid on interest-bearing liabilities for 2003 and 2002. The yields and rates shown are based on a computation of income/expense (including any related fee income or expense) for each year divided by average interest-earning assets/interest-bearing liabilities during each year. Average balances are derived from daily balances. Net interest margin is computed by dividing net interest and dividend income by the average of total interest-earning assets during each year:

                                                            For the Year Ended December 31,
                                             ------------------------------------------------------------
                                                          2003                           2002
                                             -----------------------------  -----------------------------
                                             Average    Interest   Yield/   Average    Interest   Yield/
($ in thousands)                             Balance    Inc./Exp.   Rate    Balance    Inc./Exp.   Rate
---------------------------------------------------------------------------------------------------------
                  Assets
Mortgage loans receivable (1)                $ 91,123  $    9,066    9.95%  $ 71,346  $    8,131   11.40
Short-term investments                         13,502         203    1.50     15,473         289    1.87%
---------------------------------------------------------------------------------------------------------
Total interest-earning assets                 104,625  $    9,269    8.86%    86,819  $    8,420    9.70%
---------------------------------------------------------------------------------------------------------
Noninterest-earning assets                      3,659                          3,000
---------------------------------------------------------------------------------------------------------
Total assets                                 $108,284                       $ 89,819
---------------------------------------------------------------------------------------------------------

   Liabilities and Stockholders' Equity
Debentures and accrued interest payable      $ 92,172  $    7,140    7.75%  $ 77,742  $    6,288    8.09%
Noninterest-bearing liabilities                 1,858                          1,488
Stockholders' equity                           14,254                         10,589
---------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity   $108,284                       $ 89,819
---------------------------------------------------------------------------------------------------------
Net interest income                                    $    2,129                     $    2,132
---------------------------------------------------------------------------------------------------------
Net interest-earning assets/margin           $ 12,453                2.03%  $  9,077                2.46%
---------------------------------------------------------------------------------------------------------
Ratio of total interest-earning assets
  to total interest-bearing liabilities         1.13x                          1.12x
---------------------------------------------------------------------------------------------------------

     Mortgage  loans  receivable  include  non-performing  loans.

     Net interest income amounted to $2,129,000 in 2003, compared to $2,132,000 in 2002. The growth in average interest-earning assets was offset by our yield on interest-earning assets decreasing at a faster pace than our cost of debentures. The growth in average assets consisted of net new mortgage loans of $19,777,000 funded primarily by new debentures of $14,430,000 and a $3,665,000 increase in average stockholders' equity.

     The yield on interest-earning assets decreased 84 basis points to 8.86% in 2003 due to lower rates on new mortgage loans originated, prepayments of higher-yielding loans and lower yields earned on short-term investments. The cost of debentures decreased 34 basis points to 7.75% in 2003 largely due to lower rates paid on $41,500,000 of floating-rate debentures. These debentures are indexed to the JPMorgan Chase Bank prime rate, which decreased by a total of 25 basis points from December 2002.

     Servicing agreement income from Intervest National Bank increased to $2,343,000 in 2003, from $1,597,000 in 2002. The increase of $746,000 was due to increased  loan  origination  services  provided  to  the  bank.

     General and administrative expenses aggregated $1,583,000 in 2003, compared to $1,332,000 in 2002. The increase of $251,000 was primarily the result of an increase in salary expense of $149,000 (resulting from additional staff, salary increases and a higher cost of benefits) and a $45,000 increase in occupancy expense, primarily due to additional rented space and higher lease escalation costs.

     The provision for income taxes amounted to $1,496,000 and $1,207,000 in 2003 and 2002, respectively. The provision represented 46% and 44% of pretax income for 2003 and 2002, respectively.

LIQUIDITY AND CAPITAL RESOURCES

     We manage our liquidity position on a daily basis to assure that funds are available to meet our operations, lending commitments and the repayment of debentures. Our principal sources of funds have consisted of borrowings (through the issuance of its subordinated debentures), mortgage repayments and cash flow generated from ongoing operations. From time to time, we also receive capital contributions from the Parent Company. For additional information about the cash flows from our operating, investing and financing activities, see the consolidated statements of cash flows in this report.

     At December 31, 2005, we had commitments outstanding to lend of $9,060,000. If all these commitments were to close, they would be funded by the combination of cash on hand and from the scheduled maturities of existing loans. For the year ending December 31, 2006, we are required to repay $6,000,000 of principal and $2,762,000 of accrued interest on its subordinated debentures. We expect to repay these subordinated debentures and related accrued interest from scheduled maturities of existing mortgage loans, cash generated from ongoing operations and cash on hand. We consider our current liquidity and sources of funds sufficient to satisfy its outstanding lending commitments and its maturing liabilities.

OFF-BALANCE SHEET COMMITMENTS

     Commitments to extend credit amounted to $9,060,000 at December 31, 2005, of which nearly all will either close or expire in 2006. We issue commitments to extend credit in the normal course of business, which may involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. Commitments to extend credit are agreements to lend funds under specified conditions. Such commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.

CONTRACTUAL OBLIGATIONS

     The table below summarizes our contractual obligations as of December 31, 2005.

                                                          Due In
                                           ---------------------------------------
                                                   2007 and   2009 and   2011 and
($ in thousands)                   Total    2006     2008       2010       Later
----------------------------------------------------------------------------------
Subordinated debentures payable   $82,750  $6,000  $  19,750  $  26,500  $  30,500
Debenture interest payable          4,699   2,762      1,124        532        281
----------------------------------------------------------------------------------
                                  $87,449  $8,762  $  20,874  $  27,032  $  30,781
----------------------------------------------------------------------------------

ASSET AND LIABILITY MANAGEMENT

     Interest rate risk arises from differences in the repricing of assets and liabilities within a given time period. We do not engage in trading or hedging activities and does not invest in interest-rate derivatives or enter into interest rate swaps.

     We use "gap analysis," which measures the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a given time period, to monitor its interest rate sensitivity. An asset or liability is normally considered to be interest-rate sensitive if it will reprice or mature within one year or less. The interest-rate sensitivity gap is the difference between interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within a one-year time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. Conversely, a gap is considered negative when the opposite is true.

     During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If the repricing of our assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

     A simple interest rate gap analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates for the following reasons. Income associated with interest-earning assets and costs associated with interest bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in market rates. The ability of many borrowers to service their debts also may decrease in the event of an interest-rate increase.

     We have a "floor," or minimum rate, on many of our floating-rate loans that is determined in relation to prevailing market rates on the date of origination. This floor only adjusts upwards in the event of increases in the loan's interest rate. This feature reduces the effect on interest income of a falling rate environment because the interest rates on such loans do not reset downward

     Notwithstanding all of the above, there can be no assurances that a sudden and substantial increase in interest rates may not adversely impact our earnings, to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent, or on the same basis.

     Our one-year interest rate sensitivity gap was a positive $94,622, or 82% of total assets, at December 31, 2005, compared to a positive $64,025,000, or 52%, at December 31, 2004. The increase was primarily due to the repayment of floating rate debentures and fixed rate loans during 2005.

     The following table summarizes information relating to our interest-earning assets and interest-bearing liabilities as of December 31, 2005, that are scheduled to mature or reprice within the periods shown. Floating rate loans and debentures, which are subject to adjustment at any time, are included in the 0-3 month period, rather than in the period in which they mature. Fixed-rate loans and debentures are scheduled according to their contractual maturities.

                                           0-3       4-12     Over 1-4    Over 4
     ($ in thousands)                    Months     Months      Years      Years      Total
     ----------------------------------------------------------------------------------------
     Floating-rate loans                $ 72,178   $     -   $       -   $      -   $ 72,178
     Fixed-rate loans                      1,517     3,305       3,376      2,898     11,096
     ----------------------------------------------------------------------------------------
     Total loans                          73,695     3,305       3,376      2,898     83,274
     Short-term investments               26,384         -           -          -     26,384
     ----------------------------------------------------------------------------------------
     Total rate-sensitive assets        $100,079   $ 3,305   $   3,376   $  2,898   $109,658
     ----------------------------------------------------------------------------------------

     Debentures payable                 $      -   $ 6,000   $  33,250   $ 43,500   $ 82,750
     Accrued interest on debentures        1,224     1,538       1,414        523      4,699
     ----------------------------------------------------------------------------------------
     Total rate-sensitive liabilities   $  1,224   $ 7,538   $  34,664   $ 44,023   $ 87,449
     ----------------------------------------------------------------------------------------

     ----------------------------------------------------------------------------------------
     GAP (repricing differences)        $ 98,855   $(4,233)  $ (31,288)  $(41,125)  $ 22,209
     ----------------------------------------------------------------------------------------
     Cumulative GAP                     $ 98,855   $94,622   $  63,334   $ 22,209   $ 22,209
     ----------------------------------------------------------------------------------------
     Cumulative GAP to total assets         85.4%     81.7%       54.7%      19.2%      19.2%
     ----------------------------------------------------------------------------------------

IMPACT OF INFLATION AND CHANGING PRICES

     The financial statements and related financial data concerning us presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.

     The primary impact of inflation on our operations is reflected in increased operating costs. Virtually all of our assets and liabilities are monetary in nature. As a result, changes in interest rates have a more significant impact on our performance than do the effects of changes in the general rate of inflation and changes in prices. Additionally, interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

QUANTITATIVE  AND  QUALITATIVE  DISCLOSURES  ABOUT  MARKET  RISK

     Market risk is the risk of loss from adverse changes in market prices and interest rates. Our market risk arises primarily from interest rate risk inherent in our lending and debenture-issuance activities. We have not engaged in and accordingly have no risk related to trading accounts, commodities, interest rate hedges or foreign exchange. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on-and off-balance sheet transactions are aggregated, and the resulting net positions are identified. Disclosures about the fair value of financial instruments as of December 31, 2005 and 2004, which reflect changes in market prices and rates, can be found in note 13 to the consolidated financial statements.

     Management actively monitors and manages our interest rate risk exposure. The primary objective in managing interest rate risk is to limit, within established guidelines, the adverse impact of changes in interest rates on our net interest income and capital. For a further discussion, see the section entitled "Asset and Liability Management."

                  SELECTED FINANCIAL INFORMATION OF THE COMPANY

     The table below presents selected consolidated financial data. This data should be read in conjunction with, and are qualified in their entirety by, the Consolidated Financial Statements and the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus. The selected consolidated financial data for the years ended December 31, 2001 through December 31, 2005 are derived from our audited consolidated financial statements. Historical results are not necessarily indicative of the results to be expected in the future.

                                                   At and For the Year Ended December 31,
                                              -----------------------------------------------
($ in thousands)                                2005       2004      2003     2002     2001
                                              -----------------------------------------------
FINANCIAL CONDITION DATA:
Total Assets                                  $115,809   $122,451  $119,578  $97,311  $83,083
Cash and short-term investments                 27,893     17,151    25,772   17,946   16,752
Loans receivable, net of deferred fees          82,464    100,520    89,307   73,499   62,665
Allowance for loan losses                          250        332       191      101       18
Subordinated debentures and related
  interest payable                              87,449     97,069    99,402   84,751   72,113
Stockholder's equity                            26,616     23,527    18,173   11,413    9,847

OPERATIONS DATA:
Interest Income                               $ 10,197   $  9,896  $  9,269  $ 8,420  $ 7,625
Servicing Agreement Income-Related Party         5,386      4,262     2,343    1,597      463
Gain on early repayment of mortgages
  receivable                                       524        447       260      334      582
Other income                                        98        207       196      125      106
                                              ---------  --------  --------  -------  -------
Total revenue                                   16,205     14,812    12,068   10,476    8,776
                                              ---------  --------  --------  -------  -------
Interest expense on debentures                   6,305      6,811     6,187    5,483    5,849
Amortization of deferred debenture
  offering costs                                 1,065      1,134       953      805      662
(Credit) Provision for Mortgage Loan Losses        (82)       141        90       83       18
General and administrative expenses              3,172      2,347     1,583    1,332    1,172
                                              ---------  --------  --------  -------  -------
Total expenses                                  10,460     10,433     8,813    7,703    7,703
                                              ---------  --------  --------  -------  -------

Earnings before income taxes                     5,745      4,379     3,255    2,773    1,073
Provision for income taxes                       2,656      2,025     1,496    1,207      495
                                              ---------  --------  --------  -------  -------
Net income                                    $  3,089   $  2,354  $  1,759  $ 1,566  $   578
                                              ---------  --------  --------  -------  -------

RATIOS AND OTHER DATA
Ratio of earnings to fixed charges(1)             1.8x       1.6x      1.5x     1.4x     1.2x
                                                  ----       ----      ----     ----     ----

____________________

(1) The ratio of earnings to fixed charges has been computed by dividing earnings (before the provision for income taxes and fixed charges) by fixed charges. Fixed charges consist of interest expense incurred during the period and amortization of deferred debenture offering costs.

                              HISTORY AND BUSINESS

INTERVEST  MORTGAGE  CORPORATION

     Intervest Mortgage Corporation was incorporated under the laws of the State of New York in April 1987. We are a wholly-owned subsidiary of Intervest Bancshares Corporation, a financial holding company. Our officers and directors are also officers and directors of Intervest Bancshares Corporation. Our principal offices are located at One Rockefeller Plaza, Suite 400, New York, New York 10020-2002, and our telephone number is 212-218-2800. We presently own mortgages on real estate, and intend to acquire and originate additional mortgages on real estate. The proceeds of this offering will be used to acquire or originate additional mortgages on real estate or to acquire and retain interests in real property. We may in the future engage in any aspect of the real estate and mortgage finance business.

     We also have one wholly-owned subsidiary. See "History and Business-Subsidiaries."

ASSETS  TO  BE  ACQUIRED  FROM  NET  PROCEEDS  OF  OFFERING

     We plan to apply the net cash proceeds of the offering to the acquisition of additional mortgages and/or interests in real estate. See "Use of Proceeds."

PRESENT  BUSINESS

     We are engaged in the real estate business and have historically invested primarily in real estate mortgage loans secured by income producing real property. A substantial portion of the loans made by us are loans with terms of up to approximately five years. Such transactions typically require an understanding of the underlying real estate transaction and rapid processing and funding as a principal basis for competing in the making of these loans. Intervest does not finance new construction.

     We own a portfolio of mortgages, primarily on improved real property. The aggregate outstanding principal balance at December 31, 2005 due on our mortgages was approximately $82.2 million, after adjusting for unearned income of $810,000 and the allowance for loan losses of $250,000. For financial statement reporting purposes, all mortgages contributed or sold to us by affiliates have been recorded at the historical cost of the affiliate. The historical cost of the mortgage loan which originated in connection with the sale of real estate includes a discount to reflect an appropriate market interest rate at the date of origination. Certain of our real estate mortgage loans bear interest at a fixed rate. The balance of such loans bear interest at fluctuating rates. As of December 31, 2005, approximately 13% of our mortgage portfolio was comprised of fixed rate mortgages.

     At December 31, 2005, approximately 65% of the outstanding principal amount of our loans were secured by properties located in the greater New York city metropolitan area. The balance of Intervest's loans are secured by properties located in Alabama, Connecticut, Florida, Georgia, Maryland, New Jersey, and Upstate New York.

     At December 31, 2005, our portfolio consisted of sixty five (65) real estate mortgage loans. Of the principal amount of real estate loans outstanding at that date, 66% represented first mortgage loans and 34% represented junior mortgage loans. Of the junior mortgage loans, which aggregated approximately $28.2 million in outstanding principal amount at December 31, 2005, the prior liens on the property underlying those mortgages had an outstanding principal balance of approximately $116.1 million. More detailed information concerning the mortgages included in our portfolio at December 31, 2005 is set out in
Schedule  IV  to  our  financial  statements  at  page  F-16.

     We also have a servicing agreement with Intervest National Bank, another wholly-owned subsidiary of Intervest Bancshares Corporation, to provide origination services which include: the identification of potential properties and borrowers; the inspection of properties constituting collateral for such loans; the negotiation of terms and conditions of such loans in accordance with underwriting standards established by Intervest National Bank; preparing commitment letters and coordinating the loan closing process. This agreement renews annually unless terminated by either party. The services under the agreement are performed by our personnel and the expenses associated with the performance of the services are borne by us. We earned $5,386,000, $4,262,000, and

$2,343,000 under that agreement for 2005, 2004 and 2003, respectively. As Intervest National Bank's loan portfolio has grown, this fee income has become an increasing component of our income.

FUTURE  BUSINESS  OPERATIONS

     We plan to continue to engage in the real estate business, including the acquisition and origination of mortgages. Such mortgages may be purchased from affiliates of Intervest or from unaffiliated parties. It is anticipated that such mortgages will be acquired or originated using the proceeds of additional debenture offerings and/or internally generated funds.

     Our mortgage loans may include first mortgage loans and junior mortgage loans.

     Our mortgage loans will generally be secured by income-producing properties. In determining whether to make mortgage loans, we will analyze relevant real property and financial factors which may in certain cases include such factors as the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the owner of the property. Our mortgage loans are not necessarily personal obligations of the borrower and will not be insured or guaranteed by governmental agencies or otherwise.

     We make both long-term and short-term mortgage loans. We anticipate that generally our mortgage loans will provide for balloon payments due at the time of their maturity.

     We do not presently own any equity interests in real property nor has it acquired any equity interest in real property since the date we commenced business. However, the proceeds from this offering may be applied to such an acquisition and we may purchase additional equity interests in real property in the future or we may acquire such an equity interest pursuant to a foreclosure upon a mortgage held by it.

     With respect to the acquisition of equity interests in real estate, we may acquire and retain title to properties either directly or through a subsidiary or other affiliates.

     While no such transactions are presently pending, we would, in appropriate circumstances, consider the expansion of its business through investments in or acquisitions of other companies engaged in real estate or mortgage business activities.

REAL  ESTATE  INVESTMENT  POLICIES

     While we have not to date made acquisitions of real property or managed income-producing property, our management has had substantial experience in the acquisition and management of properties and, in particular, multifamily residential properties.

     Real property that may be acquired will be selected by our management. Our board of directors has not adopted any formal policies regarding the percentage of our assets that may be invested in any single property, or in any type of property, or regarding the geographic location of properties that may be acquired. It is not anticipated, however, that any single investment will be in an amount that exceeds ten percent (10%) of our assets. No vote of any of our securities holders is necessary for any investment in real estate.

     We anticipate that any equity interests we may acquire will be in income-producing properties, primarily multi-family residential properties located in the New York city metropolitan area. The acquisition of real estate may be financed in reliance upon working capital, mortgage financing or a combination of both. It is anticipated that properties selected for acquisition would have potential for appreciation in value. While such properties would typically generate cash flow from rentals, it is anticipated that income from properties will generally be reinvested in capital improvements to the properties.

     While we would maintain close supervision over any properties that we may own, independent managing agents may be engaged when deemed appropriate by management. All such properties would, as a matter of policy, be covered by property insurance in amounts deemed adequate in the opinion of management.


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
MORTGAGE  INVESTMENT  POLICY

     Our current investment policy related to mortgages emphasizes investments in short-term real estate mortgages secured by income producing real property, located primarily in the greater New York city metropolitan area.

     The properties to be mortgaged are inspected by our representatives and mortgage loans are made only on those types of properties where management is knowledgeable as to operating income and expense. We generally rely upon our management in connection with the valuation of properties. From time to time, however, we may engage independent appraisers and other agents to assist in determining the value of income-producing properties underlying mortgages, in which case the cost associated with such services are generally paid by the mortgagor.

     Future investments in mortgages will be selected by our management. Our board of directors has not adopted any formal policy regarding the percentage of our assets which may be invested in any single mortgage, or in any type of mortgage investment, or regarding the geographic location of properties on which the mortgages we own are liens. However, it is not anticipated that any single mortgage investment would exceed ten percent (10%) of total assets. No vote of any of our security holders is necessary for any investment in a mortgage.

     We anticipate that we will acquire or originate senior and junior mortgages, primarily on multifamily residential properties. We anticipate that the amount of each mortgage we may acquire in the future will not exceed 85% of the fair market value of the property securing such mortgage. Such mortgages generally will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured in any way. We require that all mortgaged properties be covered by property insurance in amounts deemed adequate in the opinion of management. We also acquire or originate mortgages which are liens on other types of properties, including vacant land and commercial and office properties, and may resell mortgages.

TEMPORARY INVESTMENTS BY AFFILIATES ON BEHALF OF INTERVEST AND BY INTERVEST ON BEHALF OF AFFILIATES

     One of our affiliates may make a mortgage loan or purchase a mortgage in its own name and temporarily hold such investment for the purpose of facilitating the making of an investment by us, provided that any such investment is acquired by us at a cost no greater than the cost of such investment to the affiliate plus carrying costs and provided there is no other benefit to the affiliate arising out of such transaction, other than as described in this prospectus. We may likewise, from time to time, make a mortgage loan or purchase a mortgage in our name and temporarily hold such investment for the purpose of facilitating the making of an investment by one of our affiliates. In such circumstances, the investment would be acquired by the affiliate at a cost no greater than the cost of such investment to us, plus carrying costs and provided there is no other benefit to us arising out of such transaction, other than as described in this prospectus.

CERTAIN  CHARACTERISTICS  OF  INTERVEST'S  MORTGAGE  INVESTMENTS

     Mortgages typically provide for periodic payments of interest and, in some cases, principal during the term of the mortgage, with the remaining principal balance and any accrued interest due at the maturity date. The majority of our mortgages provide for balloon payments at maturity, which means that a substantial part or all of the original principal of the mortgage is due in one lump sum payment at maturity. The property on which the mortgage is a lien provides the security for the mortgage. If the net revenue from the property is not sufficient to make all debt service payments due on mortgages on the property, or if at maturity or the due date of any balloon payment the owner of the property fails to raise the funds to make the payment (by refinancing, sale or otherwise), we could sustain a loss on our investment in the mortgage. To the extent that the aggregate net revenues from our mortgage investments are insufficient to provide funds equal to the payments due under our debt obligations, including the debentures, then we would be required to utilize our working capital for such purposes or otherwise obtain the necessary funds from outside sources. No assurance can be given that such funds would be available to us.

     The mortgages we own that are junior mortgages are subordinate in right of payment to senior mortgages on the various properties.

     We generally rely upon our management in connection with the valuation of properties. From time to time, however, we may engage independent appraisers and other agents to assist in determining the value of income-


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
producing properties underlying mortgages. In all cases, in the opinion of our management, the current value of the underlying property collateralizing the mortgage loan is in excess of the stated amount of the mortgage loan. Therefore, in the opinion of our management, each property on which a mortgage we own is a lien constitutes adequate collateral for the related mortgage loan. Accordingly, in the event the owner of a property fails to make required debt service payments, management believes that, based upon current value, upon a foreclosure of the mortgage and sale of the property, we would recover our entire investment. However, there can be no assurance that the current value of the underlying property will be maintained.

LOAN  LOSS  EXPERIENCE  AND  ALLOWANCE  FOR  LOAN  LOSSES

     Loans are placed on nonaccrual status when principal and interest becomes ninety days or more past due unless the loan is well secured and in the process of collection. At December 31, 2005, one loan with a principal balance of $179,000 was on nonaccrual status. This loan is considered impaired under the criteria of SFAS No. 114. This loan is a second mortgage where Intervest National Bank, our affiliate, holds the first mortgage. The borrower declared bankruptcy and the Bankruptcy Trustee has sold the properties collateralizing the loans. The proceeds from the sale are sufficient to provide for repayment of our recorded investment and we are taking appropriate action to obtain the proceeds from the Bankruptcy Trustee. A valuation allowance was not maintained at any time under SFAS No. 114 for these loans because we believe that the estimated fair value of the underlying properties is sufficient to provide for repayment of our recorded investment. At December 31, 2005, there were no other impaired loans or loans ninety days past due and still accruing interest.

     We monitor our loan portfolio to determine the appropriate level for the allowance for loan losses based on various factors. The allowance for loan losses is netted against loans receivable and is increased by provisions charged to operations and decreased by charge-offs (net of recovery). The adequacy of the allowance is evaluated periodically with consideration given to the nature and volume of the loan portfolio, overall portfolio quality, loan concentrations, specific problem loans and commitments and estimates of fair value thereof, historical charge-offs and recoveries, adverse situations which may affect the borrower's ability to repay, and management's perception of the current and anticipated economic conditions in our lending areas. The balance of the allowance for loan losses was $250,000 at December 31, 2005, $332,000 at December 31, 2004, and $191,000 at December 31, 2003.

TAX  ACCOUNTING  TREATMENT  OF  PAYMENTS  RECEIVED  ON  MORTGAGES

     We derive substantially all of our cash flow from debt service payments which we receive on mortgages owned by us and from fee income derived from our servicing agreement. The tax accounting treatment of such debt service payments, as interest income or payments of principal, depends on the particular mortgage. In the case of mortgages which pay interest only, the entire debt service payment prior to maturity received by Intervest is treated as income and the repayment of principal is generally not subject to tax. In the case of mortgages which include amortization of principal in the debt service payment received by us, the amount representing interest is treated as income and the amount representing amortization of principal is generally not subject to tax. Fee income from the servicing agreement is treated as income.

EFFECT  OF  GOVERNMENT  REGULATION

     Investment in mortgages on real properties presently may be impacted by government regulation in several ways. Residential properties may be subject to rent control and rent stabilization laws. As a consequence, the owner of the property may be restricted in its ability to raise the rents on apartments. If real estate taxes, fuel costs and maintenance of and repairs to the property were to increase substantially, and such increases are not offset by increases in rental income, the ability of the owner of the property to make the payments due on the mortgage as and when they are due might be adversely affected.

     Laws and regulations relating to asbestos have been adopted in many jurisdictions, including New York City, which require that whenever any work is undertaken in a property in an area in which asbestos is present, the asbestos must be removed or encapsulated in accordance with such applicable local and federal laws and regulations. The cost of asbestos removal or encapsulation may be substantial, and if there were not sufficient cash flow from the property, after debt service on mortgages, to fund the required work, and the owner of the property fails to fund such work from other


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
sources, the value of the property could be adversely affected, with consequent impairment of the security for the mortgage.

     Laws regulating the storage, disposal and clean up of hazardous or toxic substances at real property have been adopted at the federal, state and local levels. Such laws may impose a lien on the real property superior to any mortgages on the property. In the event such a lien were imposed on any property which serves as security for a mortgage owned by Intervest, the security for such mortgage could be impaired.

POLICIES  WITH  RESPECT  TO  CERTAIN  ACTIVITIES

     We have not, during the past three years, nor do we presently propose to engage in any of the following activities: the issuance of senior securities; investment in the securities of other entities for the purpose of exercising control; underwriting the securities of other issuers; engaging in the purchase and sale of investments; offering securities in exchange for property; or repurchasing or otherwise reacquiring our shares.

     We have in the past and expect to continue in the future to rely upon borrowings, through the issuance of our subordinated debentures, as a principal source of funds for our continuing operations. In addition, we have in the past and will continue in the future to provide our security holders with annual financial statements, including a balance sheet and statement of profit and loss, accompanied by a report of our independent registered public accounting firm.

INDEMNIFICATION

     Pursuant to our bylaws, we are obligated to indemnify our officers and directors against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such officers or directors as a result of any action or proceeding, or any appeal therein, to the extent such indemnification is permitted under the laws of the State of New York (in which state we are incorporated). Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EMPLOYEES

     At December 31, 2005, we employed 17 full-time employees. None of the employees is covered by a collective bargaining agreement and Intervest believes its employee relations are good.

LITIGATION

     We may periodically be party to or otherwise involved in legal proceedings arising in the normal course of its business, such as foreclosure proceedings. We do not believe that there is any pending or threatened proceeding against us which, if determined adversely, would have a material effect on our business.

SUBSIDIARIES

     We have one wholly-owned subsidiary. Intervest Realty Servicing Corporation is presently engaged in certain mortgage servicing activities.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The current directors, executive officers and other key employee of Intervest Mortgage Corporation are as follows:

     Lawrence G. Bergman, age 61, serves as a Director, Vice President and Secretary of Intervest Mortgage Corporation and has served in such capacities since 1987. Mr. Bergman received a Bachelor of Science degree and a Master of Engineering (Electrical) degree from Cornell University, and a Master of Science in Engineering and a Ph.D degree from The Johns Hopkins University. Mr. Bergman is also a Director, Vice-President and Secretary of Intervest Bancshares Corporation, Intervest Mortgage Corporation's parent corporation, and a Director and member of the Loan Committee of Intervest National Bank and a Director, Vice President and Secretary of Intervest Securities Corporation, wholly-owned subsidiaries of Intervest Bancshares Corporation.

     Michael  A.  Callen,  age  65,  serves  as a Director of Intervest Mortgage
Corporation, and has served in such capacity since May, 1994. Mr. Callen received a Bachelor of Arts degree from the University of Wisconsin in Economics and Russian. Mr. Callen has been President of Avalon Argus Associates, a financial consulting firm, since 1996. Mr. Callen was Senior Advisor, The National Commercial Bank, Jeddah, Kingdom of Saudi Arabia from April 1993 to April 1996. He was an independent consultant from January 1992 until June 1993 and an Adjunct Professor at Columbia University Business School during 1992. He was a Director of Citicorp and Citibank and a Sector Executive at Citicorp, responsible for corporate banking activities in North America, Europe and Japan from 1987 to January 1992. Mr. Callen is also a Director of Intervest
Bancshares Corporation and Intervest National Bank, and also serves as a director of AMBAC, Inc., a leading provider of financial guarantees to the structured, asset-backed and mortgage-backed securities sectors.

     Jerome Dansker, age 87, serves as a Chairman of the Board and as Executive Vice President of Intervest Mortgage Corporation, and has served in such capacities since 2004 and 1987, respectively. Mr. Dansker received a Bachelor of Science degree from the New York University School of Commerce, Accounts and Finance, and a law degree from the New York University School of Law. Mr. Dansker is Chairman of the Board of Directors and Chief Executive Officer of Intervest Bancshares Corporation, Intervest Mortgage Corporation's parent corporation. He is also Chairman of the Board of Directors of Intervest National Bank and Chairman of the Board of Directors of Intervest Securities Corporation, wholly-owned subsidiaries of Intervest Bancshares Corporation.

     Lowell S. Dansker, age 55, serves as Vice Chairman of the Board of Directors and as President and Treasurer of Intervest Mortgage Corporation, and has served in such capacities since 2004 and 1987, respectively. Mr. Dansker received a Bachelor of Science in Business Administration from Babson College, and a law degree from the University of Akron School of Law. Mr. Dansker is also Vice Chairman, President and Treasurer of Intervest Bancshares Corporation, Intervest Mortgage Corporation's parent corporation. Mr. Dansker also serves as Vice Chairman of the Board of Directors and Chief Executive Officer of Intervest National Bank and a Vice Chairman of the Board of Directors and Chief Executive Officer of Intervest Securities Corporation, wholly-owned subsidiaries of Intervest Bancshares Corporation.

     Paul R. DeRosa, age 64, serves as a Director of Intervest Mortgage Corporation and has served in such capacity since February 2003. Mr. DeRosa received a Bachelor of Arts degree in Economics from Hobart College and a Ph.D in Economics from Columbia University. Mr. DeRosa has been a principal of Mt. Lucas Management Corp., where he is responsible for management of fixed income investments of that firm's Peak Partners Hedge Fund, since November 1998. He was an officer of Eastbridge Holdings Inc., a bond and currency trading firm, from 1988 to 1998 and served as its Chief Executive Officer from 1995 to 1998. Mr. DeRosa is also a director of Intervest Bancshares Corporation and Intervest National Bank.

     Stephen  A.  Helman,  age  66,  serves as a Director and as Vice President,
Assistant Secretary and Director of Intervest Mortgage Corporation and has served in such capacities since December 2003 and February 2006, respectively. Mr. Helman received a Bachelor of Arts degree from the University of Rochester and a law degree from Columbia University. Mr. Helman had been an attorney in private practice in New York, New York for more than 25


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
years. Mr. Helman is also a Vice President and Director of Intervest National Bank and a Vice President, Assistant Secretary and Director of Intervest Bancshares Corporation.

     Wayne F. Holly, age 49, serves as a Director of Intervest Mortgage Corporation and has served in such capacity since June, 1999. Mr. Holly received a Bachelor of Arts degree in Economics from Alfred University. Mr. Holly is Chairman and President of Sage, Rutty & Co., Inc., a diversified financial services company, and has been an officer and director of Sage Rutty since 1993. Mr. Holly is also a director of Intervest Bancshares Corporation and Intervest National Bank.

     Lawton Swan, III, age 63, serves as a Director of Intervest Mortgage Corporation, and has served in such capacity since February, 2000. Mr. Swan received a Bachelor of Science degree from Florida State University in Business Administration and Insurance. Mr. Swan is President and Chairman of the Board of Interisk Corporation, a consulting firm specializing in risk management and employee benefit plans, which he founded in 1978. He is also a director of Intervest Bancshares Corporation and Intervest National Bank.

     Thomas E. Willett, age 58, serves as a Director of Intervest Mortgage Corporation and has served in such capacity since March, 1999. Mr. Willett received a Bachelor of Science Degree from the United States Air Force Academy and a law degree from Cornell University Law School. Mr. Willett has been a partner in the law firm of Harris Beach PLLC, Rochester, New York, since 1986, and is also a Director of Intervest Bancshares Corporation and Intervest National Bank.

     David J. Willmott, age 67, serves as a Director of Intervest Mortgage Corporation, and has served in such capacity since March 1994. Mr. Willmott is a graduate of Becker Junior College and attended New York University Extension and Long Island University Extension of Southampton College. Mr. Willmott is the Editor and Publisher of Suffolk Life Newspapers, which he founded more than 45 years ago. Mr. Willmott is also a Director of Intervest Bancshares Corporation and Intervest National Bank.

     Wesley  T.  Wood,  age  62,  serves  as  a  Director  of Intervest Mortgage
Corporation, and has served in such capacity since March 1994. Mr. Wood received a Bachelor of Science degree form New York University, School of Commerce. Mr. Wood is President of Marketing Capital Corporation, an international marketing consulting and investment firm which he founded in 1973. He is also a Director of Intervest Bancshares Corporation and Intervest National Bank, an Advisory Board Member of the Center of Direct Marketing at New York University, a member of the Advisory Trustees at Fairfield University in Connecticut, and a Trustee of St. Dominics R.C. Church in Oyster Bay, New York.

     John H. Hoffmann, age 54, serves as Vice President and Controller of Intervest Mortgage Corporation and has served in such capacities since August 2002 and October 2000, respectively. Mr. Hoffmann received a B.B.A. degree from Susquehanna University and is a Certified Public Accountant. Mr. Hoffmann has over 20 years of banking experience. Prior to joining the Company, Mr. Hoffmann served as Accounting Manager for Smart World Technologies, and internet service provider, from 1998 to 2000 and Vice President of Mortgage Accounting for The Greater New York Savings Bank from 1987 to 1997.

     All of the directors of Intervest Mortgage Corporation have been elected to serve as directors until the next annual meeting of shareholders. Each of the officers of Intervest Mortgage Corporation has been elected to serve as an officer until the next annual meeting of directors.

     Jerome Dansker is the father of Lowell S. Dansker and Lawrence G. Bergman is the former son-in-law of Jerome Dansker. Other than as disclosed above, there are no family relationships between any director, executive officer or any person nominated or chosen by the Board of Directors to become a director or executive officer.

     As a result of the executive officers' substantial experience in real estate activities, including the ownership, acquisition and management of income-producing properties for affiliates of Intervest for more than twenty years, they have developed substantial expertise in the valuation of such properties.

EXECUTIVE  COMPENSATION

     The Chairman and Vice Chairman each currently receive a fee of $4,000 for each meeting of the Board he attends and each of the other directors receives a fee of $1,250 for each meeting attended. The Chairman of a Committee of the Board receives $1,000 for each Committee meeting attended, and other members of such Committees receive $750 per meeting attended.

     We have an employment agreement with Jerome Dansker, our Chairman of the Board and Executive Vice President that expires June 30, 2014. The agreement provides for, among other items: (i) a starting annual salary of $125,000, subject to annual increases pursuant to a formula described in the agreement and additional payments of $1,000 per month for each $10,000,000 or part thereof of gross assets of the Company in excess of $110,000,000, which level of gross assets is determined at the end of each month (which salary is presently in the annual amount of $211,185); (ii) an expense account of $750.00 per month, subject to increases pursuant to a formula set forth in the agreement; (iii) coverage of all medical and hospitalization expenses of Mr. Dansker and his wife; (iv) a distribution amount equal to 50% of Mr. Dansker's monthly salary payable to his spouse in the event of Mr. Dansker's death or disability; (v) unlimited use of a car and driver during the term of the employment agreement and the balance of his lifetime, or Mrs. Dansker's lifetime, if she survives Mr. Dansker; (vi) an office at the offices of the Company, which Mr. Dansker can use in connection with his duties for the Company and for any other purpose as Mr. Dansker may determine, during the balance of Mr. Dansker's lifetime and after the expiration of the term of the employment agreement. If the Company ceases to maintain offices in Midtown Manhattan, New York City, then the Company is obligated to pay Mr. Dansker an amount, as reasonably determined by Mr. Dansker, reflecting the cost of an office and secretarial services in New York City.

     We also have an employment agreement with John H. Hoffmann, our Vice President and Controller, with a current annual base salary of $115,000. The agreement is renewable from year to year upon mutual consent. The agreement provides for expense reimbursements, medical and life insurance benefits, bonus eligibility and other benefits as may be approved by our Board of Directors. The agreement provides for the payment of up to six months base salary in the event of a termination by us without cause. The agreement gives the executive the right, during the one year period following any change in control, to terminate his employment, in which case he will be entitled to receive compensation through the end of the calendar year, together with an additional payment of six months base salary.

     The following table sets forth information concerning total compensation paid during the last three years to the our Chairman, Vice Chairman and Vice Presidents. No other executive officer received annual compensation in excess of $100,000.

                                       SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------
                                                                                         Long-Term
                                                      Annual Compensation               Compensation
                                          ---------------------------------------------------------------
                                                 Salary               Other Annual
Name and Principal Position               Year   (1)(2)    Bonuses   Compensation(3)   Awards   Pay-Outs
---------------------------------------------------------------------------------------------------------
Jerome Dansker,
  Chairman and Executive Vice President   2005  $298,022   $139,750  $            -  $       -  $       -
                                          2004  $314,452   $      -  $            -  $       -  $       -
                                          2003  $239,164   $      -  $            -  $       -  $       -

Lowell S. Dansker,
  Vice Chairman, President and Treasurer  2005  $136,943   $183,400  $        4,032  $       -  $       -
                                          2004  $ 72,980   $      -  $          877  $       -  $       -
                                          2003  $ 19,710   $      -  $          202  $       -  $       -

Lawrence G. Bergman,
  Vice President and Secretary            2005  $204,176   $186,650  $            -  $       -  $       -
                                          2004  $163,500   $      -  $            -  $       -  $       -
                                          2003  $ 96,750   $  7,500  $            -  $       -  $       -

John H. Hoffmann
  Vice President and Controller           2005  $ 98,480   $ 10,000  $        3,112  $       -  $       -
                                          2004  $ 86,862   $  5,000  $        2,507  $       -  $       -
                                          2003  $ 82,500   $  4,000  $        2,475  $       -  $       -
---------------------------------------------------------------------------------------------------------

(1) Includes unused vacation and medical expense reimbursement paid by the Company for Jerome Dansker, and unused vacation reimbursement for Lowell S. Dansker.

(2) Includes director and committee fees for Jerome Dansker, Lowell S. Dansker and Lawrence G. Bergman.

(3)  Represents  matching  contributions  under  the  401(k)  plan.



                   TRANSACTIONS WITH MANAGEMENT AND AFFILIATES

     We have in the past and may in the future acquire mortgages from affiliated parties. Because of such affiliations, our management may have a conflict of interest in establishing a fair price for the purchase of such mortgages.

     In addition, our affiliates may enter into other transactions with or render services for our benefit. Any future transactions between us and any of its affiliates will be entered into on terms that management believes are at least as favorable as could be obtained from unaffiliated independent third parties and will be subject to approval or ratification by a majority of independent directors considering the transaction. These are directors who are neither officers or employees of Intervest or its affiliates and who otherwise do not have disqualifying relationships with us.

     We participate with Intervest National Bank, which is also a wholly-owned subsidiary of Intervest Bancshares Corporation, in certain mortgage loans. In these circumstances, we purchase a portion of the mortgage loan and, pursuant to a written participation agreement, the bank acts as its agent for collection and servicing of the loan. In all such circumstances, the participation is purchased at face value and results in a pro rata sharing of credit risk. There was one outstanding participation at December 31, 2005 in the amount of $7,000,000 and no participations at December 31, 2004. The balance of our participation in these mortgages was $5,533,000 at December 31, 2003. Pursuant to an agreement, we provide to Intervest National Bank certain mortgage servicing and mortgage loan origination services. We earned $5,386,000 from Intervest National Bank for the year ended December 31, 2005, and $4,262,000, and $2,343,000 for the years ended December 31, 2004, and 2003, respectively, in connection with this agreement. We also have established short-term investments and non-interest bearing deposit accounts with Intervest National Bank totaling approximately $24,857,000, $9,352,000, and $18,869,000, at December
31, 2005, December 31, 2004, and December 31, 2003, respectively. We received interest income of $403,000 for the year ended December 31, 2005, and $138,000 and $102,000, for the years ended December 31, 2004 and 2003, respectively.

     Mr. Wayne F. Holly, who is one of our directors, also serves as Chairman and President of Sage, Rutty & Co., Inc., which firm will act as underwriter in connection with the offering and which firm has acted as an underwriter/placement agent in connection with our prior offerings of debentures. Thomas E. Willett, who is also a director, is also a partner in the law firm of Harris Beach PLLC, which renders legal services to us.

     Intervest Securities Corporation, one of our affiliates, acts as a placement agent or selected dealer in our offerings of subordinated debentures and received commissions aggregating $115,000 in the year ended December 31, 2005, $119,000 in the year ended December 31, 2004,and $77,100 in the year ended December 31, 2003, in connection with those offerings

                            DESCRIPTION OF DEBENTURES

     We will issue the debentures under an Indenture to be dated as of _________, 2006 (the "Indenture"), between Intervest and The Bank of New York, 101 Barclay Street, New York, New York 10001-1803 (the "Trustee"). In the summary which follows, parenthetical references to Articles and Sections are references to the corresponding Articles and Sections in the Indenture, and parenthetical references to paragraphs are references to the corresponding paragraphs in the form of debenture included in the Indenture. The terms and provisions of the debentures are stated in the Indenture. Such terms and provisions also include certain provisions of the Trust Indenture Act of 1939 (as in effect on the date of the Indenture) which are incorporated by reference into the Indenture. Debenture Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a more complete statement of such terms and provisions. The following summary of certain provisions of the Indenture does not purport to be complete, and where particular provisions of the Indenture are referred to, such particular provisions are incorporated herein by reference, and such summary is qualified in its entirety by such incorporated provisions.
The form of the Indenture is on file as an exhibit to the registration statement, of which this prospectus is a part.

     The debentures will be issued in three maturities as follows: $2,000,000 total due July 1, 2010; $4,000,000 total due July 1, 2012; and $10,000,000 total due July 1, 2014. All of the debentures will be issued in fully registered form without coupons. The debentures will be issued only in denominations of $10,000 and multiples thereof, and with a minimum purchase of $10,000. The debentures will be issued only if the minimum amount of $13,000,000 in principal amount of debentures, without regard to maturity, is sold.

     At the time of purchase, the purchaser makes an election to either be paid interest quarterly or to have interest accrue each quarter. The first date on which interest will be paid or accrue is the first day of the second calendar quarter after the date of sale, or earlier at the election of the Company. Interest is computed from the date of sale on the basis of a 360-day year consisting of twelve 30-day months.

     Interest on the debentures will be paid or will accrue on the first day of each calendar quarter at the following annual interest rates: 6 1/4% for debentures maturing July 1, 2010, 6 1/2% for debentures maturing July 1, 2012 and 7% for debentures maturing July 1, 2014. If the purchaser has elected to have interest accrue, then, in addition to interest accruing on the principal balance, interest will accrue each calendar quarter on the balance of the accrued interest as of the last day of the preceding quarter at the same interest rate, with all accrued interest payable at maturity. In either event, principal is payable at maturity. For those investors who elect to have interest accrue and be paid at maturity, the table below sets forth information concerning the accrual of interest for debentures of each maturity, assuming a closing of May 1, 2006.

                         INTERVEST MORTGAGE CORPORATION
                     SERIES XX/XX/06 SUBORDINATED DEBENTURES
              ---------------------------------------------------
  These debentures accrue interest from date of closing (assumed to be May 1,
2006). The interest is compounded quarterly at the respective interest rate and paid at maturity together with the principal amount of the debenture.
--------------------------------------------------------------------------------

-----------------------------------------
          $10,000 DEBENTURE
-----------------------------------------
       SERIES DUE JULY 1, 2010
Interest Rate    6.25%
-----------------------------------------
               INTEREST   PRINCIPAL PLUS
    QUARTER       FOR       CUMULATIVE
    ENDING      QUARTER      INTEREST
-----------------------------------------
                          $     10,000.00
  07/01/2006     104.17         10,104.17
  10/01/2006     157.88         10,262.05
  01/01/2007     160.34         10,422.39
  04/01/2007     162.85         10,585.24
  07/01/2007     165.39         10,750.63
  10/01/2007     167.98         10,918.61
  01/01/2008     170.60         11,089.21
  04/01/2008     173.27         11,262.48
  07/01/2008     175.98         11,438.46
  10/01/2008     178.73         11,617.19
  01/01/2009     181.52         11,798.71
  04/01/2009     184.35         11,983.06
  07/01/2009     187.24         12,170.30
  10/01/2009     190.16         12,360.46
  01/01/2010     193.13         12,553.59
  04/01/2010     196.15         12,749.74
  07/01/2010     199.21         12,948.95
-----------------------------------------

-----------------------------------------
           $10,000 DEBENTURE
-----------------------------------------
        SERIES DUE JULY 1, 2012
Interest Rate    6.50%
-----------------------------------------
               INTEREST   PRINCIPAL PLUS
    QUARTER       FOR       CUMULATIVE
    ENDING      QUARTER      INTEREST
-----------------------------------------
                          $     10,000.00
  07/01/2006     108.33         10,108.33
  10/01/2006     164.26         10,272.59
  01/01/2007     166.93         10,439.52
  04/01/2007     169.64         10,609.16
  07/01/2007     172.40         10,781.56
  10/01/2007     175.20         10,956.76
  01/01/2008     178.05         11,134.81
  04/01/2008     180.94         11,315.75
  07/01/2008     183.88         11,499.63
  10/01/2008     186.87         11,686.50
  01/01/2009     189.91         11,876.41
  04/01/2009     192.99         12,069.40
  07/01/2009     196.13         12,265.53
  10/01/2009     199.31         12,464.84
  01/01/2010     202.55         12,667.39
  04/01/2010     205.85         12,873.24
  07/01/2010     209.19         13,082.43
  10/01/2010     212.59         13,295.02
  01/01/2011     216.04         13,511.06
  04/01/2011     219.55         13,730.61
  07/01/2011     223.12         13,953.73
  10/01/2011     226.75         14,180.48
  01/01/2012     230.43         14,410.91
  04/01/2012     234.18         14,645.09
  07/01/2012     237.98         14,883.07
-----------------------------------------

-----------------------------------------
            $10,000 DEBENTURE
-----------------------------------------
         SERIES DUE JULY 1, 2014
Interest Rate    7.00%
-----------------------------------------
               INTEREST   PRINCIPAL PLUS
QUARTER           FOR       CUMULATIVE
ENDING          QUARTER      INTEREST
-----------------------------------------
                          $     10,000.00
  07/01/2006     116.67         10,116.67
  10/01/2006     177.04         10,293.71
  01/01/2007     180.14         10,473.85
  04/01/2007     183.29         10,657.14
  07/01/2007     186.50         10,843.64
  10/01/2007     189.76         11,033.40
  01/01/2008     193.08         11,226.48
  04/01/2008     196.46         11,422.94
  07/01/2008     199.90         11,622.84
  10/01/2008     203.40         11,826.24
  01/01/2009     206.96         12,033.20
  04/01/2009     210.58         12,243.78
  07/01/2009     214.27         12,458.05
  10/01/2009     218.02         12,676.07
  01/01/2010     221.83         12,897.90
  04/01/2010     225.71         13,123.61
  07/01/2010     229.66         13,353.27
  10/01/2010     233.68         13,586.95
  01/01/2011     237.77         13,824.72
  04/01/2011     241.93         14,066.65
  07/01/2011     246.17         14,312.82
  10/01/2011     250.47         14,563.29
  01/01/2012     254.86         14,818.15
  04/01/2012     259.32         15,077.47
  07/01/2012     263.86         15,341.33
  10/01/2012     268.47         15,609.80
  01/01/2013     273.17         15,882.97
  04/01/2013     277.95         16,160.92
  07/01/2013     282.82         16,443.74
  10/01/2013     287.77         16,731.51
  01/01/2014     292.80         17,024.31
  04/01/2014     297.93         17,322.24
  07/01/2014     303.14         17,625.38
-----------------------------------------

----------------------------------------------------------------------
                    DEBENTURES ($10,000 TO $100,000)
----------------------------------------------------------------------
    TOTAL AMOUNTS DUE AT MATURITY (PRINCIPAL PLUS ACCRUED INTEREST)
----------------------------------------------------------------------
      FACE              SERIES DUE        SERIES DUE        SERIES DUE
    AMOUNT OF              JULY 1,           JULY 1,           JULY 1,
    DEBENTURE                 2010              2012              2014
----------------------------------------------------------------------
$      10,000.00  $      12,948.95  $      14,883.07  $      17,625.38
       20,000.00         25,897.90         29,766.14         35,250.76
       30,000.00         38,846.85         44,649.21         52,876.14
       40,000.00         51,795.80         59,532.28         70,501.52
       50,000.00         64,744.75         74,415.35         88,126.90
       60,000.00         77,693.70         89,298.42        105,752.28
       70,000.00         90,642.65        104,181.49        123,377.66
       80,000.00        103,591.60        119,064.56        141,003.04
       90,000.00        116,540.55        133,947.63        158,628.42
      100,000.00        129,489.50        148,830.70        176,253.80
----------------------------------------------------------------------

  The above amounts are subject to minor adjustment due to computer processing of the quarterly compounding of interest. This should not exceed $1.00 per $10,000 investment

     Once we have received orders for at least $13,000,000 of debentures, we may close as to those debentures. Interest on the debentures will accrue from the date of closing.

     We will pay principal and interest on the debentures to the persons who are registered holders of the debentures on the record date for such payment ("Debenture Holder"). Principal and interest may be paid by check. We will maintain an office or agency where the Debentures may be presented for payment (the "Paying Agent") and an office or agency where the debentures may be presented for registration of transfer or for exchange (the "Registrar"). Debentures of one maturity may not be exchanged for debentures of another maturity. The term "maturity" is defined in the Indenture to mean any of the three maturities of debentures offered hereby and issued pursuant to the Indenture.

     The debentures are transferable on our books by the registered holders thereof upon surrender of the debentures to the Registrar appointed by us and, if requested by the Registrar, shall be accompanied by a written instrument of transfer in form satisfactory to the registrar. We have appointed The Bank of New York as the "Registrar" for the debentures. The person in whose name any debenture is registered shall be treated as the absolute owner of the debenture for all purposes, and shall not be affected by any notice to the contrary. Upon transfer, the debentures will be canceled, and one or more new registered Debentures, in the same aggregate face amount, of the same maturity and with the same terms, will be issued to the transferee in exchange therefor (Art. 2, Sec. 2.07(a)).

     The Indenture does not contain any covenants or provisions that may afford the Debenture Holders protection in the event of highly leveraged transactions.

DUTIES  OF  THE  TRUSTEE

     The Indenture provides that in case an Event of Default (as defined) shall occur and continue, the Trustee will be required to use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs in the exercise of its power. While the Trustee may pursue any available remedies to enforce any provision of the Indenture or the Debentures, the holders of a majority in principal amount of all outstanding Debentures may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Debenture holders, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

AUTHENTICATION  AND  DELIVERY  OF  DEBENTURES

     The Registrar shall authenticate debentures for original issue in the aggregate principal amount of up to $16,000,000 (but not more than $2,000,000 total of debentures maturing July 1, 2010, $4,000,000 total of debentures maturing July 1, 2012, or $10,000,000 total of debentures maturing July 1,
2014) upon receipt of a written order of Intervest, specifying the amount of debentures to be authenticated and the date of authentication, which is signed by two officers of Intervest. (Art. 2, Sec. 2.02). Certificates representing the debentures will be delivered to the purchasers of the debentures promptly after Closing.

SUBORDINATION

     The debentures are our general unsecured obligations limited to $16,000,000 principal amount. The debentures will be subordinated in payment of principal and interest to all Senior Indebtedness. The term "Senior Indebtedness" is defined in the Indenture to mean all Indebtedness of Intervest, whether outstanding on the date of the Indenture or thereafter created, which:

     - is secured, in whole or in part, by any asset or assets owned by us or by a corporation, a majority of whose voting stock is owned by us or a subsidiary of us ("Subsidiary"), or
     - arises from unsecured borrowings by us from commercial banks, savings banks, savings and loan associations, insurance companies, companies whose securities are traded in a national securities market, or any wholly-owned subsidiary of any of the foregoing, or
     - arises from unsecured borrowings by us from any pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), or
     - arises from borrowings by us which are evidenced by commercial paper, or

     - other unsecured borrowings by us which are subordinate to Indebtedness of a type described in clauses (i), (ii) or (iv) above if, immediately after the issuance thereof, the total capital, surplus and retained earnings of Intervest exceed the aggregate of the outstanding principal amount of such indebtedness, or
     - is a guarantee or other liability of us or of, or with respect to any indebtedness of, a Subsidiary of the type described in clauses (ii),
          (iii)  or  (iv)  above.  (Art.  10,  Sec.  10.01).

     As of December 31, 2005, we had no Senior Indebtedness and our stockholder's equity was $26,616,000. There is no limitation or restriction in the debentures or the Indenture on our creation of Senior Indebtedness or on the amount of such Senior Indebtedness to which the debentures may be subordinated. There is also no limitation on the creation or amount of indebtedness which is pari passu with (i.e. having no priority of payment over and not subordinated in right of payment to) the Debentures ("Pari Passu Indebtedness"). As of December 31, 2005, we had outstanding $82,750,000 aggregate principal amount of subordinated debentures which are pari passu with the Debentures.

     Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization, the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal and premium, if any, thereof and any interest due thereon, before the holders of the debentures are entitled to receive any payment upon the principal of or interest on the debentures, and thereafter payments to debenture holders will be pro rata with payments to holders of Pari Passu Indebtedness. In the absence of any such events, we are not obligated to pay principal of and interest on the debentures in accordance with their terms.

     We will not maintain any sinking fund for the retirement of any of the debentures.

REDEMPTION

     We may, at our option, at any time call all or any part of the Debentures (including all or any part of the Debentures of any maturity) for payment, and redeem the same at any time prior to the maturity thereof. The redemption price for Debentures will be

     - face amount plus a 1% premium if the date of redemption is prior to January 1, 2008, and
     -    face  amount if the date of redemption is on or after January 1, 2008.

     In all cases, the Debenture Holder will also receive interest accrued to the date of redemption. Notice of redemption must be sent by first class mail, postage prepaid, to the registered holders of the debentures not less than 30 days nor more than 90 days prior to the date the redemption is to be made. In the event of a call for redemption, no further interest shall accrue after the redemption date on any debentures called for redemption. (Art. 3, Section 3.03, Paragraph 5). Since the payment of principal of, interest on, or any other amounts due on the debentures is subordinate in right of payment to the prior payment in full of all Senior Indebtedness upon the dissolution, winding up, liquidation or reorganization of Intervest, no redemption will be permitted upon the happening of such an event.

LIMITATION  ON  DIVIDENDS  AND  OTHER  PAYMENTS

     The Indenture will provide that we will not declare or pay any dividend or make any distribution on our Capital Stock (i.e. any and all shares, interests, participations, rights or other equivalents of stock) or to our shareholders (other than dividends or distributions payable in Capital Stock), or purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase or otherwise acquire for value, our Capital Stock, if at the time of such payment, or after giving effect thereto, an Event of Default, as hereinafter defined, shall have occurred and be continuing or a default shall occur as a result thereof; provided, however, that the foregoing limitation shall not prevent (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment complied with the provisions of such limitation, or (B) the acquisition or retirement of any shares of our Capital Stock by exchange for, or out of the proceeds of the sale of shares of, its Capital Stock. (Art. 4, Section 4.04).

DISCHARGE  PRIOR  TO  REDEMPTION  OR  MATURITY

     If we at any time deposit with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Debentures prior to their redemption or maturity, we will be discharged from the Indenture, provided certain other conditions specified in the Indenture are satisfied. In the event of such deposit, which is irrevocable, Debenture Holders must look only to the deposited money and securities for payment. U.S. Government Obligations are securities backed by the full faith and credit of the United States. (Art. 8, Section 8.01(2)).

ACCESS  OF  INFORMATION  TO  SECURITY  HOLDERS

     Debenture Holders may obtain from the Trustee information necessary to communicate with other Debenture Holders. Upon written application to the Trustee by any three or more Debenture Holders stating that such Debenture Holders desire to communicate with other Debenture Holders with respect to their rights under the Indenture or under the Debentures, and upon providing the Trustee with the form of proxy or other communication which the Debenture Holders propose to transmit, and upon receipt by the Trustee from the Debenture Holders of reasonable proof that each such Debenture Holder has owned a Debenture for a period of at least six months preceding the date of such application, the Trustee shall, within five business days after the receipt of such information, either (a) provide the applicant Debenture Holders access to all information in the Trustee's possession with respect to the names and addresses of the Debenture Holders; or (b) provide the applicant Debenture
Holders with information as to the number of Debenture Holders and the approximate cost of mailing to such Debenture Holders the form of proxy or other communication, if any, specified in the applicant Debenture Holders' application, and upon written request from such applicant Debenture Holders and receipt of the material to be mailed and of payment, the Trustee shall mail to all the Debenture Holders copies of the from of proxy or other communication so specified in the request. (Art. 2, Section 2.08).

COMPLIANCE  WITH  CONDITIONS  AND  COVENANTS

     Upon any request by us to the Trustee to take any action under the Indenture, we are required to furnish to the Trustee (i) an officers' certificate stating that all conditions and covenants in the Indenture relating to the proposed action have been complied with and (ii) an opinion of counsel stating that, in the opinion of such counsel, all such conditions and covenants have been complied with. (Art. 11, Sec. 11.03).

AMENDMENT,  SUPPLEMENT  AND  WAIVER

     Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented, and compliance us with any provision of the Indenture or the Debentures may be waived, with the consent of the holders of a majority in principal amount of the Debentures outstanding. Without notice to or consent of any holders of Debentures, we may amend or supplement the Indenture or the Debentures to cure any ambiguity, omission, defect or inconsistency, or to make any change that does not adversely affect the rights of any holders of Debentures. However, without the consent of each holder of Debentures affected, an amendment, supplement or waiver may not reduce the amount of Debentures whose holders must consent to an amendment, supplement or waiver, reduce the rate or extend the time for payment of interest on any Debentures (except that the payment of interest on Debentures may be postponed for a period not exceeding three years from its due date with the consent of holders of not less than 75% in principal amount of Debentures at the time outstanding, which consent shall be binding upon all holders), reduce the principal of or extend the fixed maturity of any Debentures, make any Debentures payable in money other than that stated in the Indenture, make any change in the subordination provisions of the Indenture that adversely affects the rights of any holder of Debentures or waive a default in the payment of principal of or interest on, or other redemption payment on any Debentures. (Art. 9, Sec. 9.02).

DEFAULTS  AND  REMEDIES

     Each  of  the  following  is  an  "Event  of  Default" under the Indenture:

     -    failure  by  us  to  pay  any  principal  on  the Debentures when due;
     - failure by us to pay any interest installment on the Debentures within thirty days after the due date;
     - failure to perform any other covenant or agreement made by us in the Indenture or the Debentures, continued for sixty days after receipt of notice thereof from the Trustee or the holders of at least 25% in principal amount of the Debentures; and
     -    certain  events  of  bankruptcy,  insolvency  or  reorganization.

     If an Event of Default (other than those described in clause (d) above) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debentures, by notice to Intervest, may declare the principal of and accrued interest on all of the Debentures to be due and payable immediately. If an Event of Default of the type described in clause (d) above occurs, all unpaid principal and accrued interest on the Debentures shall automatically become due and payable without any declaration or other act on the part of the Trustee or any holder. (Art. 6, Sec. 6.02). Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. Among other things, a Holder may not pursue a remedy unless the Holders of at least 25% in principal amount make a written request to the Trustee to pursue the remedy. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives indemnity and security satisfactory to it. Subject to certain limitations, the holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power conferred on the Trustee, and may rescind an acceleration of the Debentures. The Trustee may withhold from holders of Debentures notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. (Art. 6, Secs. 6.05 and 6.06).

     The Indenture requires us to furnish to the Trustee an annual statement, signed by specified officers, stating whether or not such officers have knowledge of any Default under the Indenture, and, if so, specifying each such Default and the nature thereof. (Art. 4, Sec. 4.03).

FEDERAL  INCOME  TAX  CONSEQUENCES

     Interest payments received by or accrued for the account of Holders of Debentures will be includible in the income of such Debenture Holders for federal income tax purposes for the taxable year in which the interest is received or accrued. Holders who hold the Debentures for investment purposes should treat all reportable interest as portfolio income under applicable Internal Revenue Code provisions.

     Our deposit of funds with the Trustee to effect the discharge of our obligations under the Debentures and the Indenture prior to redemption or maturity of the Debentures, will have no effect on the amount of income realized or recognized (gain or loss) by the Debenture Holders or the timing of recognition of gain or loss for federal income tax purposes.

                                PLAN OF OFFERING

     We have entered into an Underwriting Agreement with Sage, Rutty & Co., Inc., a New York corporation (the "underwriter"). Mr. Wayne F. Holly, who is a director of Intervest, is the Chairman and President of the underwriter.
Pursuant to the Underwriting Agreement, the underwriter will offer the debentures for sale on a minimum ($13,000,000) and maximum ($16,000,000) "best efforts" basis. Accordingly, the underwriter will not have any obligation to purchase any debentures from Intervest in the event it is unable to affect the sale of part or all of the debentures. Moreover, no debenture may be sold unless the Issuer has received orders for at least $13,000,000 of debentures. The minimum amount is without regard as to maturity and there are no separate minimum established for any maturity. If, within 90 days after the registration statement is declared effective by the Securities and Exchange Commission (the "Offering Termination Date"), at least $13,000,000 of debentures, without regard to maturity, have been sold and subscriptions accepted by us, we may close the offering to those debentures (the "First Closing"), and the underwriter may continue to offer the balance of the debentures and subscriptions will be accepted by Intervest until 120 days after the minimum has been sold. The underwriter may enter into one or more Selected Dealer Agreements with other broker/dealer firms which are members of the National Association of Securities Dealers, Inc. (the "NASD"), pursuant to which such other broker/dealers may offer part of the debentures for sale.

     Intervest Securities Corporation, which firm is a member of the NASD, may enter into a Selected Dealer Agreement. Intervest Securities Corporation is a wholly-owned subsidiary of Intervest Bancshares Corporation, the parent corporation of Intervest Mortgage Corporation. Mr. Lowell S. Dansker, an officer and director of the Company, is a registered principal and director of that firm and may participate in the offering in that capacity. As such, the offering is being conducted in compliance with the requirements of Rule 2720 of the NASD Conduct Rules. The underwriter will be acting as a "Qualified Independent Underwriter," as that term is defined in Rule 2720. The underwriter will undertake the legal responsibilities and liabilities of an underwriter, including those inherent in Section 11 of the Securities Act. The underwriter is assuming responsibility related to the pricing of the offering and the performance of due diligence.

     We have agreed to indemnify the underwriter and such broker/dealers participating in the offering against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended.

     Employees and/or family members associated with the Selected Dealers or us may purchase Debentures in the Offering. All such purchases shall be made for investment purposes only and not with a view towards redistribution. Any such purchases will be made on the same terms and conditions as apply to any other purchaser and such purchases will count towards the minimum amount required for the Offering.

     We will pay to the underwriter a commission equal to 3% of the purchase price of debentures due July 1, 2010, 5% of the purchase price of debentures due July 1, 2012, and 7% of the purchase price of debentures due July 1, 2014, which are sold by the underwriter or participating broker/dealers. In addition, we will pay the underwriter a fee equal to of 1% of the aggregate gross amount of debentures due July 1, 2010, and 1% of debentures due July 1, 2012 and July
1, 2014 sold in the offering, and will pay the fee of underwriter's counsel. Pursuant to the Selected Dealer Agreements, the underwriter will reallow to each of the other broker/dealers referred to above the entire commission on the price of each debenture sold by such broker/dealer. No additional discounts or commissions are to be allowed or paid to such other broker/dealers. Copies of this prospectus may be furnished or made available to customers of the Company and its affiliate, Intervest National Bank. No employee or representative of that Bank, however, is authorized to sell debentures and any such sales shall be through authorized dealers. The debentures are not FDIC insured; are not guaranteed by the Bank; and may lose value.

     Until the First Closing, subscription payments for debentures will be held by Canandaigua National Bank and Trust Company ("CNB") and payments may be submitted by check or wire by federal wire transfer. Checks should be made payable to "CNB - Escrow Intervest" and checks will be submitted by broker/dealers to CNB, the escrow agent, by noon of the next business day after receipt. Funds in the escrow account may be invested only as permitted by Rule 15c2-4 of the SEC Rules. After the First Closing, subscription payments for the debentures in the form of checks should be made payable to Intervest Mortgage Corporation. Payments received by the underwriter or participating broker/dealers will be promptly transmitted to CNB where they will be held for subscribers in a segregated escrow account until acceptable subscriptions for at least $13,000,000 of debentures have been received. At the First Closing, the funds in the escrow account (including interest earned thereon but after deducting commissions due to the Underwriter) will be delivered us. As required by Rule 10b-9 of the SEC rules, if, on the Offering Termination Date, at least $13,000,000 of debentures have not been sold and subscriptions accepted by us, subscription documents and funds will be promptly refunded to subscribers and the offering will terminate. With respect to interest earned on the escrow account, such interest will, in the event of such termination, be distributed to subscribers in proportion to the amount paid by each subscriber without regard to the date when such subscription funds were paid by the subscriber. It shall be a condition to the refund of subscription funds that the subscriber furnish an executed IRS Form W-9 so that any interest earned and distributed to such subscriber may be properly reported. Once the Escrow Agent has received a minimum of $13,000,000 in subscriptions for debentures which have been accepted by us, we may close the Offering as to those subscribers, and the underwriter may continue to offer the balance of the debentures and subscriptions will be accepted by Intervest until 120 days after such minimum has been sold.

                                 LEGAL OPINIONS

     The legality of the issuance of the Debentures offered herewith has been passed upon for us by Harris Beach PLLC, 99 Garnsey Road, Pittsford, New York 14534. Certain legal matters will be passed upon for the Underwriter by Harter Secrest & Emery, LLP, 1600 Bausch & Lomb Place, Rochester, New York 14604.

                                     EXPERTS

     In November of 2005, we dismissed Eisner LLP and engaged Hacker, Johnson & Smith P.A., P.C., as our independent accountants. The selection of Hacker, Johnson & Smith P.A., P.C. was approved by the Audit Committee of our parent corporation. The reports of Eisner LLP on our consolidated financial statements as of and for the years ended December 31, 2004 and 2003, and subsequent interim periods preceding the dismissal, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended December 31, 2004 and 2003, and subsequent interim periods preceding the dismissal, we had no disagreements with Eisner LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Eisner LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our consolidated financial statements.

     The consolidated financial statements of Intervest Mortgage Corporation as of December 31, 2005 and December 31, 2004 and for each of the years in the three year period ended December 31, 2005 have been included herein and in the Registration Statement in reliance upon the report of Hacker, Johnson & Smith P.A., P.C., independent registered public accounting firm, appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS
                        OF INTERVEST MORTGAGE CORPORATION


Report of Independent Registered Public Accounting Firm. . . . . . . .  F- 1
Balance Sheets as of  December 31, 2005 and December 31, 2004. . . . .  F- 2
Statements of Operations for the Years Ended
    December 31, 2005, 2004 and 2003 . . . . . . . . . . . . . . . . .  F- 3
Statements of Changes in Stockholder's Equity  for the Years Ended
    December 31, 2005, 2004 and 2003 . . . . . . . . . . . . . . . . .  F- 4
Statements of Cash Flows
    for the Years Ended  December 31, 2005, 2004 and 2003. . . . . . .  F- 5
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . .  F- 6
Schedule IV - Mortgage Loans on Real Estate -
    December 31, 2005. . . . . . . . . . . . . . . . . . . . . . . . .  F-19




Other financial statement schedules and inapplicable periods with respect to schedules listed above are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors and Stockholder
Intervest Mortgage Corporation
New York, New York:

We have audited the accompanying consolidated balance sheets of Intervest Mortgage Corporation and subsidiaries (the "Company") as of December 31, 2005 and 2004 and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with generally accepted accounting principles in the United States of America.

/s/ Hacker, Johnson & Smith PA., PC
-----------------------------------


Hacker, Johnson & Smith PA., PC
Tampa, Florida
February 3, 2006

                           INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES

                                     CONSOLIDATED BALANCE SHEETS


                                                                                AT DECEMBER 31,
                                                                            ------------------------
($in thousands)                                                                2005         2004
----------------------------------------------------------------------------------------------------

ASSETS
Cash                                                                        $     1,509  $     6,160
Short-term investments                                                           26,384       10,991
                                                                            ------------------------
    Total cash and cash equivalents                                              27,893       17,151
Mortgage loans receivable
  (net of unearned fees and discounts and allowance for loan losses)             82,214      100,188
Accrued interest receivable                                                         467          497
Loan fees receivable                                                                759          884
Fixed assets, net                                                                    64           88
Deferred debenture offering costs, net                                            4,084        3,271
Other assets                                                                        328          372
----------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                $   115,809  $   122,451
====================================================================================================

LIABILITIES
Mortgage escrow funds payable                                               $     1,070  $     1,644
Subordinated debentures payable                                                  82,750       88,850
Debenture interest payable at maturity                                            4,699        8,219
Other liabilities                                                                   674          211
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                89,193       98,924
----------------------------------------------------------------------------------------------------

Commitments and contingencies (notes 12 and 13)

STOCKHOLDER'S EQUITY
Class A common stock
  (no par value, 200 shares authorized, 100 shares issued and outstanding)        2,100        2,100
Class B common stock (no par value, 100 shares authorized, none issued)               -            -
Additional paid-in-capital                                                       11,510       11,510
Retained earnings                                                                13,006        9,917
----------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDER'S EQUITY                                                       26,616       23,527
----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                  $   115,809  $   122,451
====================================================================================================

See accompanying notes to consolidated financial statements.

                      INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES

                             CONSOLIDATED STATEMENTS OF INCOME


                                                            YEAR ENDED DECEMBER 31,
                                                    --------------------------------------
($in thousands)                                         2005         2004         2003
------------------------------------------------------------------------------------------

REVENUES
Interest and fee income on mortgages                $     9,487   $     9,657  $     9,066
Interest income on short-term investments                   710           239          203
                                                    --------------------------------------
  Total interest and fee income                          10,197         9,896        9,269
Servicing agreement income - related party                5,386         4,262        2,343
Income from the early repayment of mortgage loans           524           447          260
Other income                                                 98           207          196
------------------------------------------------------------------------------------------
TOTAL REVENUES                                           16,205        14,812       12,068
------------------------------------------------------------------------------------------

EXPENSES
Interest on debentures                                    6,305         6,811        6,187
Amortization of deferred debenture offering costs         1,065         1,134          953
(Credit) provision for loan losses                          (82)          141           90
General and administrative                                3,172         2,347        1,583
------------------------------------------------------------------------------------------
TOTAL EXPENSES                                           10,460        10,433        8,813
------------------------------------------------------------------------------------------

Income before income taxes                                5,745         4,379        3,255
Provision for income taxes                                2,656         2,025        1,496
------------------------------------------------------------------------------------------
NET INCOME                                          $     3,089   $     2,354  $     1,759
------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                 INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY


                                                    YEAR ENDED DECEMBER 31,
                                            -------------------------------------
($in thousands)                                2005         2004         2003
---------------------------------------------------------------------------------

CLASS A COMMON STOCK
---------------------------------------------------------------------------------
Balance at beginning and end of year        $     2,100  $     2,100  $     2,100
---------------------------------------------------------------------------------

CLASS B COMMON STOCK
---------------------------------------------------------------------------------
Balance at beginning and end of year                  -            -            -
---------------------------------------------------------------------------------

ADDITIONAL PAID-IN-CAPITAL
Balance at beginning of year                     11,510        8,510        3,509
Contributions from Parent Company                     -        3,000        5,001
---------------------------------------------------------------------------------
Balance at end of year                           11,510       11,510        8,510
---------------------------------------------------------------------------------

RETAINED EARNINGS
Balance at beginning of year                      9,917        7,563        5,804
Net income                                        3,089        2,354        1,759
---------------------------------------------------------------------------------
Balance at end of year                           13,006        9,917        7,563
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
TOTAL STOCKHOLDER'S EQUITY AT END OF YEAR   $    26,616  $    23,527  $    18,173
=================================================================================

See accompanying notes to consolidated financial statements.

                                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES

                                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                               YEAR ENDED DECEMBER 31,
                                                                      ----------------------------------------
($in thousands)                                                           2005          2004          2003
--------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                            $     3,089   $     2,354   $     1,759
Adjustments to reconcile net income to net cash provided by
operating activities:
  Depreciation                                                                 29            32            33
  (Credit) provision for loan losses                                          (82)          141            90
  Amortization of deferred debenture offering costs                         1,065         1,134           953
  Amortization of premiums, fees and discounts, net                          (878)       (1,047)         (878)
  Gain on early repayment of mortgage loans receivable                       (524)         (447)         (260)
  Net (decrease) increase in mortgage escrow funds payable                   (574)          (27)        1,011
  Net (decrease) increase in debenture interest payable at maturity        (3,520)       (3,833)        1,301
  Net change in all other assets and liabilities                            1,862         1,276           878
--------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                           467          (417)        4,887
--------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Principal repayments of mortgage loans receivable                          71,335        61,270        62,209
Originations of mortgage loans receivable                                 (53,077)      (72,385)      (78,321)
Net decrease in interest-earning time deposits with banks                       -             -         2,000
Purchases of fixed assets, net                                                 (5)          (35)          (52)
--------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                        18,253       (11,150)      (14,164)
--------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Proceeds from issuance of debentures, net of offering costs                24,122        19,946        14,752
Principal repayments of debentures                                        (32,100)      (20,000)       (2,650)
Capital contributions from Parent Company                                       -         3,000         5,001
--------------------------------------------------------------------------------------------------------------
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                        (7,978)        2,946        17,103
--------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                       10,742        (8,621)        7,826

Cash and cash equivalents at beginning of year                             17,151        25,772        17,946

--------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                              $    27,893   $    17,151   $    25,772
==============================================================================================================

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for:
  Interest                                                            $     9,825   $    10,644   $     4,886
  Income taxes                                                              2,439         2,112         1,817
--------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION  OF  BUSINESS

     Intervest Mortgage Corporation and Subsidiary (the "Company") is a wholly owned subsidiary of Intervest Bancshares Corporation (the "Parent Company"). The Company is engaged in the real estate business, including the origination and purchase of real estate mortgage loans. The Company also provides loan origination services to Intervest National Bank, a wholly owned subsidiary of the Parent Company. Officers of the Company are directors of the Company and are also officers, principal shareholders and directors of the Parent Company.

     PRINCIPLES  OF  CONSOLIDATION  AND  BASIS  OF  PRESENTATION

     The consolidated financial statements include the accounts of Intervest Mortgage Corporation and its wholly owned subsidiary, Intervest Realty Servicing Corporation. All material intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior year amounts to conform to the current year's presentation. The accounting and reporting policies of the Company conform to accounting principals generally accepted in the United States of America.

     USE  OF  ESTIMATES

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities, as of the date of the financial statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the estimated fair values of the Company's financial instruments.

     CASH  EQUIVALENTS

     For purposes of the consolidated statements of cash flows, cash equivalents include short-term investments that have original maturities of three months or less when purchased.

     MORTGAGE  LOANS  RECEIVABLE

     Mortgage loans receivable are stated at their outstanding principal balances, net of any deferred fees or costs on originated mortgage loans receivable, unamortized discounts on purchased mortgage loans receivable and the allowance for loan losses. Purchased mortgage loans receivable, all of which have been made from affiliated companies, are recorded at cost, which is equivalent to the carrying amount of the seller. The purchase price is deemed equivalent to the fair value of the mortgage loans receivable based on their interest rates. Interest income is accrued on the unpaid principal balance. Discounts are amortized to income over the life of the related mortgage loans receivable using the constant interest method. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield of the related mortgage loans receivable. When a loan is paid off or sold, or if a commitment expires unexercised, any unamortized net deferred amount is credited or charged to earnings accordingly. Mortgage loans receivable are placed on nonaccrual status when principal or interest becomes 90 days or more past due unless the loan is well secured and in the process of collection. Accrued interest receivable

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     previously recognized is reversed and amortization of net deferred fee income is discontinued for mortgage loans receivable placed on a nonaccrual status. Interest payments received on mortgage loans receivable in a nonaccrual status are recognized as income on a cash basis unless future collections on principal are doubtful, in which case the payments received are applied as a reduction of principal. Mortgage loans receivable remain on nonaccrual status until principal and interest payments are current.

     ALLOWANCE  FOR  MORTGAGE  LOAN  LOSSES

     The allowance for mortgage loan losses is netted against mortgage loans receivable and is increased by provisions charged to income and decreased by chargeoffs (net of recoveries) or credits to income. The adequacy of the allowance is evaluated monthly with consideration given to the nature and volume of the loan portfolio, overall portfolio quality, loan concentrations, specific problem mortgage loans receivable and estimates of fair value thereof; historical chargeoffs and recoveries, adverse situations which may affect the borrowers' ability to repay, and management's perception of the current and anticipated economic conditions in the Company's lending areas. In addition, Statement of Financial
     Accounting Standards (SFAS) No. 114 specifies the manner in which the portion of the allowance for loan losses is computed related to certain mortgage loans receivable that are impaired. A loan is normally deemed impaired when, based upon current information and events, it is probable the Company will be unable to collect both principal and interest due according to the contractual terms of the loan agreement. Impaired mortgage loans receivable normally consist of mortgage loans receivable on nonaccrual status. Interest income on impaired mortgage loans receivable is recognized on a cash basis. Impairment for commercial real estate and residential mortgage loans receivable is measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or the observable market price of the loan or the estimated fair value of the loan's collateral, if payment of the principal and interest is dependent upon the collateral. When the fair value of the property is less than the recorded investment in the loan, this deficiency is recognized as a valuation allowance, and a charge to the provision for loan losses. The Company will charge off any portion of a recorded investment in a loan that exceeds its fair value of the collateral.

     FIXED  ASSETS

     Fixed assets are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the asset. Maintenance, repairs and minor improvements are charged to operating expenses as incurred while major improvements are capitalized.

     DEFERRED  DEBENTURE  OFFERING  COSTS

     Costs relating to offerings of debentures are amortized over the terms of the debentures. Deferred debenture offering costs consist primarily of underwriters' commissions.

     ADVERTISING  COSTS

     Advertising  costs  are  expensed  as  incurred.

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     INCOME  TAXES

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on a review of available evidence.

     OFF-BALANCE  SHEET  FINANCIAL  INSTRUMENTS

     In the ordinary course of business, the Company enters into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the consolidated financial statements when they are funded and related fees are recorded when incurred or received.

     RECENT  ACCOUNTING  AND  REGULATORY  DEVELOPMENTS

     ACCOUNTING FOR LOAN COMMITMENTS In March 2005, the SEC issued Staff Accounting Bulletin No. 105, "Application of Accounting Principles to Loan Commitments" (SAB 105). SAB 105 provides recognition guidance for entities that issue loan commitments that are required to be accounted for as derivative instruments. Currently, loan commitments that the Company enters into would not be required to be accounted for as derivative instruments under SAB 105.

     ACCOUNTING CHANGES AND ERROR CORRECTIONS. In May 2005, the FASB issued SFAS No. 154 "Accounting Changes and Error Corrections." This statement requires entities that voluntarily make a change in accounting principle to apply that change retrospectively to prior periods' financial statements, unless this would be impracticable. SFAS No. 154 supersedes APB Opinion No. 20, Accounting Changes, which previously required that most voluntary changes in accounting principle be recognized by including in the current period's net income the cumulative effect of changing to the new accounting principle. SFAS No. 154 also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. Another significant change in practice under SFAS No. 154 will be that if an entity changes its method of depreciation, amortization, or depletion for long-lived, non-financial assets, the change must be accounted for as a change in accounting estimate. Under APB Opinion No. 20, such a change would have been reported as a change in accounting principle. SFAS No. 154 applies to accounting changes and error corrections that are made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of this Statement.

     CERTAIN LOANS AND DEBT SECURITIES ACQUIRED IN A TRANSFER. In December 2003, the American Institute of Certified Public Accountants issued Statement of Position 03-3, "Accounting for Certain Loans and Debt Securities Acquired in a Transfer" (SOP 03-3). SOP 03-3 addresses accounting for differences between

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     contractual cash flows expected to be collected and an investor's initial investment in loans or debt securities acquired in a transfer if those differences are attributable, at least in part, to credit quality. SOP 03-3 also prohibits "carrying over" or creation of valuation allowances in the initial accounting of all loans acquired in a transfer that are within the scope of SOP 03-3. The prohibition of the valuation allowance carryover applies to the purchase of an individual loan, a pool of loans, a group of loans, and loans acquired in a purchase business combination. SOP 03-3 was effective for loans acquired in fiscal years beginning after December 15, 2004. The adoption of SOP 03-3 did not impact the Company's financial condition or result of operations.

2.   MORTGAGE LOANS RECEIVABLE

     Mortgage  loans  receivable  are  summarized  as  follows:

                                                             At December 31, 2005       At December 31, 2004
                                                           -------------------------  -------------------------
     ($in thousands)                                       # of loans     Amount      # of loans     Amount
     ----------------------------------------------------------------------------------------------------------
     Residential multifamily mortgage loans receivable             33  $     39,375           52  $     52,543
     Commercial real estate mortgage loans receivable              30        36,267           40        38,121
     Land and land development loans receivable                     2         7,632            4        10,868
     ----------------------------------------------------------------------------------------------------------
     Mortgage loans receivable                                     65        83,274           96       101,532
     ----------------------------------------------------------------------------------------------------------
     Deferred loan fees and unamortized discount                               (810)                    (1,012)
     ----------------------------------------------------------------------------------------------------------
     Mortgage loans receivable, net of fees and discount                     82,464                    100,520
     ----------------------------------------------------------------------------------------------------------
     Allowance for mortgage loan losses                                        (250)                      (332)
     ----------------------------------------------------------------------------------------------------------
     Mortgage loans receivable, net                                    $     82,214               $    100,188
     ----------------------------------------------------------------------------------------------------------

     At December 31, 2005, the loan portfolio consisted of $55,044,000 and $28,230,000 of first mortgage loans and junior mortgage loans, respectively. These loans were comprised of $11,096,000 of fixed-rate loans and $72,178,000 of adjustable-rate loans. At December 31, 2004, the loan portfolio consisted of $60,265,000 and $41,267,000 of first mortgage loans and junior mortgage loans, respectively. These loans were comprised of $28,897,000 of fixed-rate loans and $72,635,000 of adjustable-rate loans.

     At December 31, 2005, effective interest rates on mortgages ranged from 5.07% to 16.07%, compared to 5.69% to 17.40% at December 31, 2004. Many of the mortgage loans receivable have an interest rate floor which resets upward along with any increase in the loan's interest rate. This feature reduces the loan's interest rate exposure in periods of declining interest rates.

     During 2005, 2004 and 2003, certain mortgages were repaid in full prior to their maturity date. The prepayments resulted in the recognition of unearned fees and discounts associated with such mortgage loans receivable, as well as penalty or lockout interest from the prepayment date through the lockout date and the receipt of prepayment fees in certain cases. For 2005, 2004 and 2003, income associated with the prepayments of mortgages was $524,000, $447,000 and $260,000, respectively.

     Credit risk represents the possibility of the Company not recovering amounts due from its borrowers and is significantly related to local economic conditions in the areas the properties are located. Economic

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

2.   MORTGAGE LOANS RECEIVABLE, CONTINUED

     conditions affect the market value of the underlying collateral as well as the levels of rent and occupancy of income-producing properties (such as office buildings, shopping centers and rental and cooperative apartment buildings).

     The geographic distribution of the properties that collateralize the loan portfolio is summarized as follows:

                             At December 31, 2005     At December 31, 2004
                           -----------------------  ------------------------
          ($in thousands)    Amount    % of Total     Amount     % of Total
          ------------------------------------------------------------------
          New York         $   57,545        69.1%  $   86,701         85.4%
          New Jersey            8,703        10.5        8,133          8.0
          Florida               7,737         9.3        2,304          2.3
          Connecticut           5,810         7.0          340          0.3
          Michigan              2,206         2.6            -            -
          Alabama                 774         0.9          789          0.8
          Pennsylvania              -           -        1,822          1.8
          Maryland                  -           -          880          0.9
          All other               499         0.6          563          0.5
          ------------------------------------------------------------------
                           $   83,274       100.0%  $  101,532        100.0%
          ------------------------------------------------------------------

     The following table shows scheduled contractual principal repayments of the loan portfolio at December 31, 2005:

          ($in thousands)
          --------------------------------------
          Year ended December 31, 2005   $ 8,891
          Year ended December 31, 2006    35,921
          Year ended December 31, 2007    23,403
          Year ended December 31, 2008     3,583
          Year ended December 31, 2009     2,164
          Thereafter                       9,312
          --------------------------------------
                                         $83,274
          --------------------------------------

     At December 31, 2005, $32,187,000 of mortgage loans receivable with adjustable rates and $6,274,000 of mortgage loans receivable with fixed rates are due after one year. At December 31, 2004, $39,928,000 of mortgage loans receivable with adjustable rates and $14,008,000 of mortgage loans receivable with fixed rates are due after one year.

     At December 31, 2005 and December 31, 2004, one loan with a principal balance of $179,000 was on nonaccrual status. This loan is considered impaired under the criteria of SFAS No.114. This loan is a second mortgage where Intervest National Bank, an affiliated Company, holds the first mortgage. The Company's recorded investment in this loan was $181,000 at December 31, 2005 and December 31, 2004. With respect to the loan on nonaccual status at December 31, 2005, the borrower declared bankruptcy and the Bankruptcy Trustee has sold the properties collateralizing the loans. The proceeds of the sale are sufficient to provide for repayment of the Company's recorded investment and the Company is taking appropriate action to obtain the proceeds from the Bankruptcy Trustee. The Company believes that a specific valuation allowance was not required at any time for impaired loans. At December 31, 2005, there was $2,649,000 of loans ninety days past due and still accruing interest because they were well secured and in the process of collection. Such amount represented three loans that are past their maturity dates. In each case, with the agreement of the Company, the borrower continues to make monthly payments of

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

2.   MORTGAGE LOANS RECEIVABLE, CONTINUED

     interest and principal. One of these loans, with a principal balance of $1,121,000, was repaid in January 2006. Based upon discussions with the two other borrowers, it is anticipated that the remaining $1,528,000 will be repaid in full or refinanced in the near term. There were no loans ninety days past due and still accruing interest at December 31, 2004.

     Interest income that was not recorded on the nonaccrual loan under its contractual terms for year ended December 31, 2005 and 2004 amounted to $23,000 and $15,000, respectively. The average balance of nonaccrual (impaired) loans for 2005 and 2004 was $181,000 and $76,000, respectively. There were no nonaccrual loans for 2003.

3.   ALLOWANCE FOR MORTGAGE LOAN LOSSES

     Activity in the allowance for mortgage loan losses is summarized as follows:

                                           For the Year Ended  December  31,
                                          -----------------------------------
     ($in thousands)                         2005         2004        2003
     ------------------------------------------------------------------------
     Balance at beginning of year         $      332   $      191  $      101
     (Credit) provision for loan losses          (82)         141          90
     ------------------------------------------------------------------------
     Balance at end of year               $      250   $      332  $      191
     ------------------------------------------------------------------------

4.   FIXED ASSETS

     Fixed  assets  are  summarized  as  follows:

                                                   At December 31,
                                              ------------------------
          ($in thousands)                        2005         2004
          ------------------------------------------------------------
          Furniture, fixtures and equipment   $       81   $       82
          Automobile                                  43           43
          ------------------------------------------------------------
          Total cost                                 124          125
          ------------------------------------------------------------
          Less accumulated deprecation               (60)         (37)
          ------------------------------------------------------------
          Fixed assets, net                   $       64   $       88
          ------------------------------------------------------------

5.   DEFERRED DEBENTURE OFFERING COSTS

     Deferred  debenture  offering  costs  are  summarized  as  follows:

                                                        At December 31,
                                                   --------------------------
          ($in thousands)                              2005          2004
          -------------------------------------------------------------------
          Deferred debenture offering costs        $     6,470   $     7,079
          Less accumulated amortization                 (2,386)       (3,808)
          -------------------------------------------------------------------
          Deferred debenture offering costs, net   $     4,084   $     3,271
          -------------------------------------------------------------------

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

6.   SUBORDINATED DEBENTURES PAYABLE

     The  following  table  summarizes  debenture  payable.

                                                                                      At December 31,   At December 31,
                                                                                     ----------------  ----------------
          ($in thousands)                                                                        2005              2004
          -------------------------------------------------------------------------------------------------------------
          Series 05/10/96 - interest at 2% above prime - due April 1, 2005           $              -  $         10,000
          Series 10/15/96 - interest at 2% above prime - due October 1, 2005                        -             5,500
          Series 04/30/97 - interest at 1% above prime - due October 1, 2005                        -             8,000
          Series 11/10/98 - interest at 9% fixed       - due January 1, 2005                        -             2,600
          Series 06/28/99 - interest at 9% fixed       - due July 1, 2006                       2,000             2,000
          Series 09/18/00 - interest at 8 1/2% fixed   - due January 1, 2006                        -             1,250
          Series 09/18/00 - interest at 9% fixed       - due January 1, 2008                    1,250             1,250
          Series 08/01/01 - interest at 7 1/2% fixed   - due April 1, 2005                          -             1,750
          Series 08/01/01 - interest at 8% fixed       - due April 1, 2007                      2,750             2,750
          Series 08/01/01 - interest at 8 1/2% fixed   - due April 1, 2009                      2,750             2,750
          Series 01/17/02 - interest at 7 1/4% fixed   - due October 1, 2005                        -             1,250
          Series 01/17/02 - interest at 7 1/2% fixed   - due October 1, 2007                    2,250             2,250
          Series 01/17/02 - interest at 7 3/4% fixed   - due October 1, 2009                    2,250             2,250
          Series 08/05/02 - interest at 7 1/4% fixed   - due January 1, 2006                        -             1,750
          Series 08/05/02 - interest at 7 1/2% fixed   - due January 1, 2008                    3,000             3,000
          Series 08/05/02 - interest at 7 3/4% fixed   - due January 1, 2010                    3,000             3,000
          Series 01/21/03 - interest at 6 3/4% fixed   - due July 1, 2006                       1,500             1,500
          Series 01/21/03 - interest at 7 % fixed      - due July 1, 2008                       3,000             3,000
          Series 01/21/03 - interest at 7 1/4% fixed   - due July 1, 2010                       3,000             3,000
          Series 07/25/03 - interest at 6 1/2% fixed   - due October 1, 2006                    2,500             2,500
          Series 07/25/03 - interest at 6 3/4% fixed   - due October 1, 2008                    3,000             3,000
          Series 07/25/03 - interest at 7 % fixed      - due October 1, 2010                    3,000             3,000
          Series 11/28/03 - interest at 6 1/4% fixed   - due April 1, 2007                      2,000             2,000
          Series 11/28/03 - interest at 6 1/2% fixed   - due April 1, 2009                      3,500             3,500
          Series 11/28/03 - interest at 6 3/4% fixed   - due April 1, 2011                      4,500             4,500
          Series 06/07/04 - interest at 6 1/4% fixed   - due January 1, 2008                    2,500             2,500
          Series 06/07/04 - interest at 6 1/2% fixed   - due January 1, 2010                    4,000             4,000
          Series 06/07/04 - interest at 6 3/4% fixed   - due January 1, 2012                    5,000             5,000
          Series 03/21/05 - interest at 6 1/4% fixed   - due April 1, 2009                      3,000                 -
          Series 03/21/05 - interest at 6 1/2% fixed   - due April 1, 2011                      4,500                 -
          Series 03/21/05 - interest at 7 % fixed      - due April 1, 2013                      6,500                 -
          Series 08/12/05 - interest at 6 1/4% fixed   - due October 1, 2009                    2,000                 -
          Series 08/12/05 - interest at 6 1/2% fixed   - due October 1, 2011                    4,000                 -
          Series 08/12/05 - interest at 7 % fixed      - due October 1, 2013                    6,000                 -
          -------------------------------------------------------------------------------------------------------------
                                                                                     $         82,750  $         88,850
          =============================================================================================================

     In the table above, prime represents the prime rate of JPMorganChase Bank, which was 7.25% on December 31, 2005 and 5.25% on December 31, 2004.

     In April of 2005, the Company issued its Series 3/21/05 debentures in the principal amount of $14,000,000. Net proceeds, after deferred offering costs, amounted to $12,976,000. In September of 2005, the Company issued its Series 8/12/05 debentures in the principal amount of $12,000,000. Net proceeds, after deferred offering costs, amounted to $11,083,000.

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

6.   SUBORDINATED DEBENTURES PAYABLE, CONTINUED

     - On January 1, 2005, the Company's Series 11/10/98 debentures matured and were repaid for $2,600,000 of principal and $1,859,000 of accrued interest.
     - On April 1, 2005, the Company's Series 5/10/96 debentures matured and were repaid for $10,000,000 of principal and $ 2,218,000 of accrued interest.
     - On April 1, 2005, the Company's Series 8/1/01 debentures matured and were repaid for $1,750,000 of principal and $84,000 of accrued interest.
     - On August 1, 2005, the Company's Series 10/15/96 debentures due October 1, 2005 were repaid for $5,500,000 of principal and $38,000 of accrued interest.
     - On August 1, 2005, the Company's Series 1/17/02 debentures due October 1, 2005 were repaid for $1,250,000 of principal and $16,000 of accrued interest.
     - On September 1, 2005, the Company's Series 4/30/97 due October 1, 2005 was repaid for $8,000,000 of principal and $97,000 of accrued interest.
     - On December 1, 2005, the Company's Series 9/18/00 due January 1, 2006 was repaid for $1,250,000 of principal and $667,000 of accrued interest.
     - On December 1, 2005, the Company's Series 8/05/02 due January 1, 2006 was repaid for $1,750,000 of principal and $119,000 of accrued interest.

     Interest is paid quarterly on the Company's debentures except for the following: all of Series 6/28/99 and 9/18/00; $590,000 of Series 8/01/01;
     $240,000  of  Series  1/17/02;  $1,130,000 of Series 8/05/02; $1,750,000 of
     Series  11/28/03;  $1,910,000  of  Series  6/7/04 debentures, $1,920,000 of
     Series 3/21/05; and $1,820,000 of Series 8/12/05, all of which accrue and compound interest quarterly, with such interest due and payable at maturity.

     The holders of Series 6/28/99, 9/18/00 and 1/17/02 thru 8/12/05 debentures can require the Company, on a first come basis, to repurchase the debentures for face amount plus accrued interest once each year (beginning January 1, 2006 for Series 8/05/02, July 1, 2006 for Series 1/21/03,
     October  1,  2006  for Series 7/25/03, January 1, 2007 for Series 11/28/03,
     January 1, 2008 for Series 6/7/04, April 1, 2009 for Series 3/21/05 and October 1, 2009 for Series 8/12/05) provided, however, in no calendar year will the Company be required to purchase more than $100,000 in principal amount of each maturity, in each series of debentures, on a non-cumulative basis.

     The Company's debentures may be redeemed at its option at any time, in whole or in part, for face value, except for Series 3/21/05 and 8/12/05. Redemptions of Series 3/21/05 and 8/12/05 debentures would be at a premium of 1% if they occurred prior to October 1, 2006 for the Series 3/21/05 and April 1, 2007 for the Series 8/12/05 debentures. All the debentures are unsecured and subordinate to all present and future senior indebtedness, as defined in the indenture related to each debenture.

     The Company contemplates the issuance of additional subordinated debentures. It is anticipated that debentures in an aggregate principal amount of up to $16,000,000 will be issued in the second quarter of 2006.

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

6.   SUBORDINATED DEBENTURES PAYABLE, CONTINUED

     Scheduled contractual maturities of debentures as of December 31, 2005 are summarized as follows:

          ($in thousands)                 Principal   Accrued Interest
          -------------------------------------------------------------
          Year ending December 31, 2006   $    6,000  $           2,762
          Year ending December 31, 2007        7,000                192
          Year ending December 31, 2008       12,750                932
          Year ending December 31, 2009       13,500                290
          Year ending December 31, 2010       13,000                242
          Thereafter                          30,500                281
          -------------------------------------------------------------
                                          $   82,750  $           4,699
          -------------------------------------------------------------

7.   DIVIDEND RESTRICTION

     The payment of dividends by the Company to the Parent Company is subject to restrictions. The Company cannot declare or pay any dividend or make any distribution on its capital stock (other than dividends or distributions payable in capital stock), or purchase, redeem or otherwise acquire or retire for value, or permit any subsidiary to purchase or otherwise acquire for value, capital stock of the Company, if at the time of such payment, the Company is not in compliance with certain provisions of the indentures under which the Company's debentures were issued.

8.   PROFIT SHARING PLAN

     The Company sponsors tax-qualified, profit sharing plans in accordance with the provisions of Section 401(k) of the Internal Revenue Code, whereby eligible employees meeting certain length-of-service requirements may make tax-deferred contributions up to certain limits. The Company makes discretionary matching contributions up to 3% of employee compensation, which vest to the employees over a period of time. Total cash contributions to the plan for 2005, 2004 and 2003 were $23,000, $18,000 and $13,000, respectively.

9.   RENTAL EXPENSE

     As of May, 2004, the Company shares office space with its Parent Company which leases the entire fourth floor, approximately 21,500 square feet, of One Rockefeller Plaza in New York City. The Company occupies approximately one half of the space. The Parent Company's lease expires March 2014. The Company has an informal agreement with the Parent Company whereby it reimburses the Parent Company for its share of the rent.

     Total rent expense amounted to $435,000 in 2005, $486,000 in 2004 and $242,000 in 2003.

10.  RELATED PARTY TRANSACTIONS

     From time to time, the Company participates with Intervest National Bank (a wholly owned subsidiary of the Parent Company) in certain mortgage loans receivable. The Company had a $ 7,000,000 participation outstanding with Intervest National Bank at December 31, 2005. There were no participations outstanding at December 31, 2004.

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

10.  RELATED PARTY TRANSACTIONS, CONTINUED

     The Company has a servicing agreement with Intervest National Bank to provide origination services which include: the identification of potential properties and borrowers; the inspection of properties constituting collateral for such loans; the negotiation of the terms and conditions of such loans in accordance with the Intervest National Bank's underwriting standards; preparing commitment letters and coordinating the loan closing process. This agreement renews each January 1 unless terminated by either party. The Company earned $5,386,000, $4,262,000 and $2,343,000 for the years ended 2005, 2004 and 2003, respectively, in connection with this servicing agreement. Such services are performed by Company personnel and the expenses associated with the performance of such services are borne by the Company.

     The Company has interest-bearing and noninterest-bearing deposit accounts with Intervest National Bank totaling $24,857,000 at December 31, 2005, and $9,352,000 at December 31, 2004. The Company received interest income of $403,000, $138,000 and $102,000 for the years ended 2005, 2004 and 2003, respectively, in connection with such deposits. These amounts are included in interest income in the consolidated statements of operations.

     Intervest Securities Corporation, an affiliate, received commissions and fees aggregating $115,000, $119,000 and $77,000 for the years ended 2005, 2004 and 2003 in connection with its participation as a selected dealer in the placement of subordinated debentures of the Company.

     The Company paid fees of $103,000 in 2005, $137,000 in 2004 and $199,000 in
     2003 for legal services rendered by a law firm, a partner of which is a director of the Company. The Company paid commissions and fees in connection with the placement of debentures aggregating $925,000 in 2005, $680,000 in 2004 and $531,000 in 2003 to Sage, Rutty & Co., Inc, a
     broker/dealer, a principal of which is a director of the Company. These amounts do not include commissions reallowed by Sage, Rutty & Co., Inc. to other brokers/dealers participating in the placement of the Company's debentures.

     The Company will reimburse the Parent Company for the new leased space as follows: $394,000 in 2006; $394,000 in 2007; $427,000 in 2008; $437,000 in
     2009; $437,000 in 2010 and $1,475,000 thereafter for an aggregate amount of $3,564,000.

     The Company has a management agreement with its Parent, that is reviewed annually, under which the Company incurs a management fee of $12,500 per month. The Parent Company provides services related to corporate finance and planning and intercompany administration, and acts as a liaison for the Company in various corporate matters. The Company paid $150,000 to the Parent Company in 2005, compared to $75,000 for the year of 2004. There was no management fee paid in 2003.

     The company has thirty six (36) second mortgages totaling $28,230,000, thirty five (35) of these mortgages, totaling $27,730,000 are loans where Intervest National Bank holds the first mortgage.

11.  INCOME TAXES

     The Company files consolidated Federal and combined New York State and New York City income tax returns with its Parent Company on a calendar year basis. Income taxes are provided as if the Company filed a separate consolidated tax return with its subsidiary.

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

11.  INCOME TAXES, CONTINUED

     At December 31, 2005 and 2004, the Company's net deferred tax asset was $312,000 and $362,000, respectively, which is included in other assets on the consolidated balance sheets. The asset relates to the unrealized benefit for net temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized based on available evidence. Management concluded that a valuation allowance was not necessary at any time in 2005, 2004 or 2003.

     Allocation of federal, state and local income taxes between current and deferred portions is as follows:

          ($in thousands)                 Current    Deferred   Total
          ------------------------------------------------------------
          Year Ended December 31, 2005:
            Federal                       $  1,633  $      38   $1,671
            State and Local                    973         12      985
          ------------------------------------------------------------
                                          $  2,606         50   $2,656
          ------------------------------------------------------------
          Year Ended December 31, 2004:
            Federal                       $  1,298  $     (34)  $1,264
            State and Local                    772        (11)     761
          ------------------------------------------------------------
                                          $  2,070  $     (45)  $2,025
          ------------------------------------------------------------
          Year Ended December 31, 2003:
            Federal                       $  1,007  $     (88)  $  919
            State and Local                    605        (28)     577
          ------------------------------------------------------------
                                          $  1,612  $    (116)  $1,496
          ------------------------------------------------------------

     The  components  of  the  deferred  tax  benefit are summarized as follows:

                                                 For the Year Ended December 31,
                                            ----------------------------------------
          ($in thousands)                       2005          2004          2003
          --------------------------------------------------------------------------
          Deferred loan fees and discount   $        56   $        20   $       (76)
          Allowance for loan losses                  38           (65)          (40)
          Depreciation                               11             -             -
          Compensation                              (55)            -             -
          --------------------------------------------------------------------------
                                            $        50   $       (45)  $      (116)
          --------------------------------------------------------------------------

     The tax effects of the temporary differences that give rise to the deferred tax asset are summarized as follows:

                                                                  At December 31,
                                                                -------------------
          ($in thousands)                                         2005      2004
          -------------------------------------------------------------------------
          Attributable to: Deferred loan fees and discount      $    144  $     199
                           Allowance for loan losses                 114        152
                           Depreciation                                -         11
                           Compensation                               54          -
          -------------------------------------------------------------------------
                                                                $    312  $     362
          -------------------------------------------------------------------------

     Reconciliation between the statutory federal income tax rate and the Company's effective tax rate follows:

                                                                      For the Year Ended December 31,
                                                                  -------------------------------------
          ($in thousands)                                            2005         2004         2003
          ---------------------------------------------------------------------------------------------
          Tax provision at statutory rate                               35.0%        35.0%        34.0%
          Increase in taxes resulting from:
            State and local income taxes, net of federal benefit        11.2         11.2         11.9
            All other                                                      -            -          0.1
          ---------------------------------------------------------------------------------------------
                                                                        46.2%        46.2%        46.0%
          ---------------------------------------------------------------------------------------------

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

12.  COMMITMENTS AND CONTINGENCIES

     The Company issues commitments to extend credit in the normal course of business, which may involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. Commitments to extend credit are agreements to lend funds under specified conditions. Such commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Commitments to extend credit amounted to $9,060,000 at December 31, 2005, nearly all of which will either close or expire in 2006.

     The Company is periodically a party to or otherwise involved in legal proceedings arising in the normal course of business, such as foreclosure proceedings. Management does not believe that there is any pending or threatened proceeding against the Company, which, if determined adversely, would have a material effect on the business, results of operations, or financial position of the Company.

13.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates are made at a specific point in time based on available information about each financial instrument. Where available, quoted market prices are used. However, a significant portion of the Company's financial instruments, such as commercial real estate and multifamily mortgage loans receivable, do not have an active marketplace in which they can be readily sold or purchased to determine fair value. Consequently, fair value estimates for such instruments are based on assumptions made by management that include the financial instrument's credit risk characteristics and future estimated cash flows and prevailing interest rates. As a result, these fair value estimates are subjective in nature, involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Accordingly, changes in any of management's assumptions could cause the fair value estimates to deviate substantially. The fair value estimates also do not reflect any additional premium or discount that could result from offering for sale, at one time, the Company's entire holdings of a particular financial instrument, nor estimated transaction costs.

     Further, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on and have not been considered in the fair value estimates. Finally, fair value estimates do not attempt to estimate the value of anticipated future business and the Company's customer relationships.

     The carrying and estimated fair values of the Company's financial instruments are as follows:

                                                         At December 31, 2005      At December 31, 2004
                                                       ------------------------  ------------------------
                                                        Carrying       Fair       Carrying       Fair
          ($in thousands)                                Value        Value        Value        Value
          -----------------------------------------------------------------------------------------------
          Financial Assets:
            Cash and cash equivalents                  $   27,893  $     27,893  $   17,151  $     17,151
            Mortgage loans receivable, net                 82,214        84,062     100,188       102,405
          Accrued interest receivable                         467           467         497           497
          Financial Liabilities:
            Debentures payable plus accrued interest       87,449        88,961      97,069        98,569
          Off balance sheet instruments:
            Commitments to lend                               172           172          32            32
          -----------------------------------------------------------------------------------------------

                INTERVEST MORTGAGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
--------------------------------------------------------------------------------

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

     MORTGAGE LOANS RECEIVABLE. The estimated fair value of mortgage loans receivable is based on a discounted cash flow analysis, using interest rates currently being offered for mortgage loans receivable with similar terms to borrowers of similar credit quality. Management can make no assurance that its perception and quantification of credit risk would be viewed in the same manner as that of a potential investor. Therefore, changes in any of management's assumptions could cause the fair value estimates of mortgage loans receivable to deviate substantially.

     DEBENTURES AND ACCRUED INTEREST PAYABLE. The estimated fair value of debentures and related accrued interest payable is based on a discounted cash flow analysis. The discount rate used in the present value computation was estimated by comparison to what management believes to be the Company's incremental borrowing rate for similar arrangements.

     ALL OTHER FINANCIAL ASSETS AND LIABILITIES. The estimated fair value of cash and cash equivalents and accrued interest receivable approximates their carrying values since these instruments are payable on demand or have short-term maturities.

     OFF-BALANCE SHEET INSTRUMENTS. The carrying amounts of commitments to lend approximated estimated fair value. The fair value of commitments to lend is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the counter-party's credit standing.

                                                 INTERVEST  MORTGAGE CORPORATION
                                           SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
                                                     AS OF DECEMBER 31, 2005


                                 Stated     Final                              Face       Carrying
                                Interest   Maturity  Payment     Prior       Amount of    Amount of       Prepayment Penalty/
         Description              Rate       Date     Terms      Liens       Mortgage     Mortgage         Other Fees(Note)
------------------------------  ---------  --------  -------  ------------  -----------  -----------  ---------------------------
COMMERCIAL FIRST MORTGAGE
-------------------------
  Garage
  ------

    New York, NY                    7.25%  01/01/11  M        $          -  $   330,000  $   325,000  Not prepayable until
                                                                                                      10/01/09, then 1%
                                                                                                      or 31 days interest

  Marina
  ------

St. Augustine, FL                  10.25%  07/01/06  M                        7,000,000    6,802,000  2% of original balance

  Office
  ------
    New City, New York              6.20%  12/08/10  Y                          106,000       89,000  none
    New York, New York              5.00%      OPEN  M                        1,347,000    1,347,000  0.50%
    East Orange, NJ                 8.25%  06/01/06  M                        3,000,000    2,981,000  Not prepayable
                                                                                                      until 03/01/06,1/2%
                                                                                                      of original balance

  Restaurant
  ----------
    Irondequoint, New York          7.20%  12/01/12  Y                          148,000      125,000  1%
    Jonesboro, Georgia              8.50%  04/01/13  M                          305,000      266,000  none

  Retail
  ------
    Brooklyn, New York              5.25%  08/01/08  M                          506,000      501,000  3% until 8/1/06, 2%
                                                                                                      Until 8/1/07,
                                                                                                      1% until maturity
    Cedarhurst, NY                  5.50%  04/01/07  M                          714,000      714,000  Not prepayable until
                                                                                                      7/1/06, then 1%.
    Farmingdale, New York           9.00%  04/01/07  M                        1,250,000    1,250,000  Not prepayable until
                                                                                                      12/1/06, then 1% or
                                                                                                      31 days interest

  Warehouse
  ---------
    Brooklyn, New York              7.25%  04/01/06  M                        1,404,000    1,402,000  0.50%
    N. Bergen, NJ                   7.00%  07/01/07  M                        1,712,000    1,696,000  2% until 7/1/06, 1%
    Long island, New York          10.75%  09/01/06  M                          786,000      779,000  1%
    Brooklyn, New York             10.75%      OPEN  M                          773,000      773,000  1%

LAND ACQUISITION FIRST MORTGAGES
--------------------------------
  Land
  ----
    New York, New York             10.75%  07/01/06  M                        2,152,000    2,142,000  Not prepayable until
                                                                                                      1/1/06, then 1% or
                                                                                                      31 days interest
    Newton, CT                     11.25%  12/01/05  M                        5,480,000    5,480,000  1% or 31 days interest

RESIDENTIAL FIRST MORTGAGES
---------------------------
  Rental Apartments Building
  --------------------------
    Bronx, New York                12.75%  01/01/11  M                          678,000      678,000  no prepayment permitted
    Bronx, New York                11.00%  06/01/13  M                        1,494,000    1,435,000  no prepayment permitted
    Bronx, New York                13.50%  11/01/13  M                        3,912,000    3,912,000  no prepayment permitted
    New York, New York              8.50%  03/01/06  M                        3,159,000    3,153,000  1%
    Brooklyn, New York              5.75%  08/01/18  M                        2,339,000    2,303,000  2%
    New York, New York              9.75%  01/01/07  M                        2,128,000    2,111,000  Not prepayable until
                                                                                                      5/16/06, then 1% or
                                                                                                      31 days interest
    New York, New York              9.75%  08/01/06  M                          612,000      609,000  1%.
    Detroit, Michigan               8.25%  05/01/06  M                        2,206,000    2,192,000  Not prepayable until
                                                                                                      2/1/06, then 1% or
                                                                                                      31 days interest
    New York, New York              7.75%  04/01/07  M                        1,558,000    1,539,000  Not prepayable until
                                                                                                      10/1/06, then 1% or
                                                                                                      31 days interest
    New York, New York             14.00%  03/01/06  M                        1,495,000    1,490,000  1% or 31 days interest
    New York, New York              9.25%  03/01/06  M                        1,750,000    1,742,000  1/2%
    New York, New York             10.00%  06/01/07  M                        4,500,000    4,416,000  Not prepayable until
                                                                                                      1/16/07, then 1% or
                                                                                                      31 days interest
    Long Beach, New Jersey          7.25%  01/01/07  M                        2,200,000    2,200,000  Not prepayable to
                                                                                                      09/01/06, then 1%
                                                                                                      or 31 days interest

COMMERCIAL SECOND MORTGAGE
--------------------------
  Office
  ------
    Tampa, Florida                 10.50%  07/01/09  M           3,768,643      280,000      277,000  1%
    Bronx, New York                14.50%  03/01/06  M             712,761      192,000      192,000  1%
    Staten Island, NY               9.25%  05/01/06  M           5,217,927    1,055,000    1,052,000  1% or 31 days interest
    New York, New York             10.75%  07/01/07  M           7,294,554    3,880,000    3,843,000  Not prepayable until
                                                                                                      10/1/06,then 1%
    New York, New York             12.50%  12/01/06  M           2,770,678      221,000      220,000  1% or 31 days interest
    New York, New York             11.25%  08/01/09  M           2,930,506      850,000      837,000  1%
    Flushing, NY                    8.25%  02/01/08  M           7,000,000    1,996,000    1,961,000  Not prepayable until
                                                                                                      2/1/08,then 1% or
                                                                                                      31 days interest

  Retail
  ------
    New York, New York              8.00%  05/01/06  M           5,753,221    1,901,000    1,897,000  1%
    New Smyrna Beach, Florida       9.00%      OPEN  M           2,661,917      169,000      169,000  1%
    Waterbury, CT                  10.75%  03/01/09  M             795,730      116,000      115,000  4% 3/1/06, 3% until
                                                                                                      3/1/07, 2% until
                                                                                                      3/1/08, 1% thereafter
    Alexander City, Alabama        12.25%  07/01/07  M           4,871,655      774,000      772,000  1% or 31days interest

  Warehouse
  ---------
    Long Island City, New York     14.50%  01/01/06  M             583,260      744,000      744,000  1% of outstanding balance
    Brooklyn, NY                   10.75%  03/01/09              4,390,154      398,000      394,000  4% 3/1/06, 3% until
                                                     M                                                3/1/07, 2% until
                                                                                                      3/1/08, 1% or
                                                                                                      31 days interest
    Brooklyn, NY                   10.75%  05/01/06  M           1,067,935      503,000      502,000  1% or 31 days interest
    Queens, New York               10.75%  07/01/06  M           1,068,961    1,847,000    1,838,000  1%
    Brooklyn, New York             10.25%  12/01/06  M           7,387,522    1,958,000    1,941,000  Not payable until
                                                                                                      6/1/06, then 1% or
                                                                                                      31 days interest

RESIDENTIAL SECOND MORTGAGES
----------------------------
  Rental Apartments Building
  --------------------------
    New York, New York             13.25%      OPEN  M             380,430    1,121,000    1,121,000  1%
    New York, New York             14.00%  03/01/07  M             570,507      179,000      178,000  1%
    Bronx, New York                12.50%  07/01/07  M           2,199,494      112,000      111,000  none
    New York, New York             11.50%  09/01/08  M           1,532,264      335,000      332,000  1%
                                                                                                      Not prepayable until
    New York, New York             12.25%  12/01/06  M           2,114,102      288,000      287,000  3/1/06, 1% or
                                                                                                      31 days interest
    Yonkers, NY                    11.25%  02/01/09  M             758,632       56,000       55,000  Until 2/1/06 4%, until
                                                                                                      2/1/07 3%, until 2/1/08
                                                                                                      2%, until maturity 1%
    Jamaica, NY                    11.25%  04/01/07  M           4,740,564      610,000      605,000  Not prepayable until
                                                                                                      7/1/06, then 1% or
                                                                                                      31 days interest
    Waterbury, CT                  11.25%  05/01/06  M           1,615,064      214,000      213,000  1%
    Deerfield Beach, Florida        9.75%  05/01/07  M           1,062,783      288,000      286,000  Not prepayable until
                                                                                                      8/1/06, then 1%
    New York, New York             10.75%  05/01/07  M           1,270,652      290,000      288,000  Not prepayable until
                                                                                                      9/1/06, then 1%
    Brooklyn, NY                    9.75%  01/01/07  M             846,342      199,000      198,000  1%
    New York, New York             13.00%  01/01/07  M           1,901,934      444,000      441,000  Not prepayable until
                                                                                                      5/16/06, then
                                                                                                      31 days interest
                                                                                                      with max of 13%
    Asbury Park, NJ                 9.75%  08/01/07  M           5,406,112    1,791,000    1,777,000  Not prepayable until
                                                                                                      11/1/06, then 1%
    New York, New York             10.75%  08/01/07  M           2,725,938      266,000      264,000  Until 8/1/06 2%;
                                                                                                      until maturity 1%.
    New York, New York             11.75%  08/01/07  M           2,462,722      781,000      773,000  Until 8/1/06 2%;
                                                                                                      until maturity 1%
                                                                                                      or 31 days interest.
    New York, New York             10.25%  08/01/06  M             999,167      194,000      193,000  1% or 31 days interest
    Springfield, MA                        11/01/06  M           4,091,746      193,000      192,000  Not payable until
                                   11.75%                                                             5/1/06, then 1% or
                                                                                                      31 days interest
    New York, New York             12.25%  03/01/08  M           5,999,162      747,000      737,000  Until 3/1/06 3%;
                                                                                                      until 3/1/07 2%;
                                                                                                      until maturity 1% or
                                                                                                      31 days interest
                                                                                                      Not prepayable until
    Bronx, New York                14.00%  06/01/06  M          13,672,409    2,737,000    2,715,000  6/1/06, 1% or
                                                                                                      31 days interest
    Bronx, New York                 7.00%  12/01/07  M           3,500,000      500,000      492,000  2% until 12/1/06,
                                                                                                      Until maturity 1%
                                                              --------------------------------------
                                TOTAL                         $116,125,450  $83,273,000  $82,464,000
                                                              ======================================

Notes:
(Y)      Yearly principal and interest payments
(M)      Monthly principal and interest payments
Note:    Percentages indicated are on original loan balances unless otherwise stated
Note:    31 days interest is on original loan balance unless otherwise stated

                           INTERVEST  MORTGAGE CORPORATION
                     SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
                               AS OF DECEMBER 31, 2005

The following summary reconciles mortgages receivable at their carrying value

                                                    Year Ending December 31,
                                          -------------------------------------------
                                              2005           2004            2003
                                          -------------  -------------  -------------

Balance at beginning of period            $100,188,000    $89,116,000    $73,398,000
  Additions during period
    Mortgages originated and acquired       53,077,000     72,385,000     78,321,000

  Deductions during period
    Collections of principal, net of       (71,133,000)   (61,172,000)   (62,513,000)
    amortization of fees and discounts

    Change in allowance for loan losses         82,000       (141,000)       (90,000)

                                          -------------------------------------------
Balance at end of period                  $ 82,214,000   $100,188,000   $ 89,116,000
                                          ===========================================

-------------------------------------------------------        -------------------------------------------------------
-------------------------------------------------------        -------------------------------------------------------
                                                               -------------------------------------------------------
                                                               -------------------------------------------------------
NO  PERSON  HAS BEEN AUTHORIZED BY THE COMPANY OR BY
THE  UNDERWRITER  TO GIVE ANY INFORMATION OR TO MAKE
ANY  REPRESENTATIONS  OTHER  THAN THOSE CONTAINED IN
THIS  PROSPECTUS  IN  CONNECTION WITH THE OFFERING OF                             INTERVEST MORTGAGE
THE  DEBENTURES  MADE  HEREBY,  AND,  IF  GIVEN  OR                                  CORPORATION
MADE,  SUCH  INFORMATION OR REPRESENTATIONS MUST NOT
BE  RELIED  UPON  AS  HAVING  BEEN  AUTHORIZED. THIS                                 $16,000,000
PROSPECTUS  DOES  NOT CONSTITUTE AN OFFER TO SELL OR
A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER
THAN THE DEBENTURES, NOR DOES IT CONSTITUTE AN OFFER
TO  SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF
THE  DEBENTURES IN ANY JURISDICTION TO ANY PERSON TO                               SERIES __/__/06
WHOM  IT  IS  UNLAWFUL  TO  MAKE  SUCH  OFFER  OR
SOLICITATION IN SUCH JURISDICTION.
                                                                      2,000,000 TOTAL OF SUBORDINATED DEBENTURES
                                                                                  DUE JULY 1, 2010
                  TABLE OF CONTENTS
                                            Page                      4,000,000 TOTAL OF SUBORDINATED DEBENTURES
                                                                                  DUE JULY 1, 2012
Where you can Find More Information. . . . .    3
Who Should Invest. . . . . . . . . . . . . .    3                    10,000,000 TOTAL OF SUBORDINATED DEBENTURES
Special Note Regarding Forward-Looking                                            DUE JULY 1, 2014
  Information. . . . . . . . . . . . . . . .    3
Summary. . . . . . . . . . . . . . . . . . .    4
Risk Factors . . . . . . . . . . . . . . . .    6
Use of Proceeds. . . . . . . . . . . . . . .   13
Market Information . . . . . . . . . . . . .   14
Capitalization . . . . . . . . . . . . . . .   14
Management's Discussion and Analysis
  of Financial Condition and Results                                               ---------------
  of Operations. . . . . . . . . . . . . . .   15
Selected Financial Information                                                       PROSPECTUS
  of the Company . . . . . . . . . . . . . .   27
History and Business . . . . . . . . . . . .   28                                  ---------------
Management . . . . . . . . . . . . . . . . .   33
Transactions with Management and Affiliates.   36
Description of Debentures. . . . . . . . . .   37
Plan of Offering . . . . . . . . . . . . . .   42
Legal Opinions . . . . . . . . . . . . . . .   43
Experts. . . . . . . . . . . . . . . . . . .   43
Index to Financial Statements. . . . . . . .   45


          ---------------------------                                          SAGE, RUTTY & CO., INC.

UNTIL  ____________________  (40 DAYS AFTER THE DATE
OF  THIS  PROSPECTUS)  ALL  DEALERS  THAT  EFFECT
TRANSACTIONS  IN  THESE  SECURITIES,  WHETHER  OR
NOT  PARTICIPATING  IN THE OFFERING, MAY BE REQUIRED
TO  DELIVER  A  PROSPECTUS.  THIS  IS IN ADDITION TO
THE  DEALERS'  OBLIGATION  OF  DEALERS  TO DELIVER A
PROSPECTUS  WHEN  ACTING  AS  NDERWRITERS  AND  WITH
RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                                                                   The date of this Prospectus is __________, 2006
                                                               -------------------------------------------------------
                                                               -------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.     Other  Expenses  of  Issuance  and  Distribution.
-------      ------------------------------------------------

     The following statement sets forth the amounts of expenses in connection with the offering of the Debentures pursuant to this registration statement, all of which shall be borne by the Company.

                                                                    Amount*
                                                                   ---------
Securities and Exchange Commission
Registration Fee . . . . . . . . . . . . . . . . . . . . . .       $  1,712
EDGAR Expenses . . . . . . . . . . . . . . . . . . . . . . .          4,000
Printing and Engraving Expenses. . . . . . . . . . . . . . .         20,000
Accounting Fees and Expenses . . . . . . . . . . . . . . . .         15,000
Legal Fees and Expenses. . . . . . . . . . . . . . . . . . .         40,000
Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . .         20,000
Trustees' Fees and Expenses. . . . . . . . . . . . . . . . .          5,000
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .         24,288
                                                                  ----------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .       $130,000
                                                                  ==========
*Estimated amounts of expenses.

Item 32.     Sales  to  Special  Parties.
-------      ---------------------------

     Not  applicable.

Item 33.     Recent  Sales  of  Unregistered  Securities.
-------      -------------------------------------------

     Not  applicable.

Item 34.     Indemnification  of  Directors  and  Officers.
-------      ---------------------------------------------

     Sections 721-726 of the New York Business Corporation Law provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation's request, as officers or directors of another corporation) against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

     The Company's By-laws provide that the Company will indemnify the officers and directors of the Company to the fullest extent permitted under the laws of New York State. In that regard, the Company is obligated to indemnify officers and directors of the Company from and against any and all judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, actually and necessarily incurred by an officer or director as a result of any action or proceeding, or any appeal therein, to the extent such amounts may be indemnified under the laws of New York State; and to pay any officer or director of the Company, in advance of the final disposition of any civil or criminal proceeding, the expenses incurred by such officer or director in defending such action or proceeding. The Company's obligation to indemnify its officers and directors continues to individuals who have ceased to be officers or directors of the Company and to the heirs and personal representatives of former officers and directors of the Company. The form of Underwriting Agreement included as an exhibit to this Registration Statement provides for indemnification of the Company, its officers and directors, against certain liabilities.

Item 35.     Treatment  of  Proceeds  from  Stock  Being  Registered.
-------      -------------------------------------------------------

     Not  applicable.

Item 36.     Financial  Statements  and  Exhibits.
-------      ------------------------------------

     (a)     Financial  Statements:

     See  Index  to  Financial  Statements  of  the  Company.

     (b)     The  following  exhibits  are  filed  as  part of this Registration
Statement:

Exhibit  No.
------------

1.1     Form of Underwriting Agreement between the Company and Sage, Rutty & Co., Inc. (the "Underwriter").

1.2     Form of Selected Dealer Agreement.

3.1     Certificate of Incorporation of the Company.(1)

3.2     Certificate of Amendment to Certificate of Incorporation.(2)

3.3     Certificate of Amendment Regarding Name Change.(3)

3.4     By-laws of the Company.(4)

4.1     Form of Indenture between the Company and The Bank of New York, as Trustee (the "Trustee").

5.1     Opinion of Harris Beach PLLC.

10.1    Form of Escrow Agreement between the Company, the Underwriter and Canandaigua National Bank and Trust Company.

10.2    Form of Employment Agreement between the Company and Jerome Dansker.(5)

10.3    Amendment to Employment Agreement between the Company and Jerome Dansker.(2)


                                     II - 2

12.1    Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1    Consent of Harris Beach PLLC  is included in the opinion of Harris Beach PLLC, filed as Exhibit 5.1.

23.2    Consent of Hacker Johnson & Smith PA

25.1    Statement of Eligibility and Qualification under Trust Indenture Act of 1939 on Form T-1 for The Bank of New York.

__________________________________
(1) Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-27404-NY), declared effective on May 12, 1989.

(2) Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 1998, dated March 31, 1999.

(3) Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 333-105199), declared effective July 25, 2003.

(4) Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 2004, dated March 16, 2005

(5) Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-96662), declared effective on October 18, 1996.


Item 37.     Undertakings.
-------      ------------

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of dale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


     (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 10, 2006.

                         INTERVEST MORTGAGE CORPORATION

                         By:      /s/ Lowell S. Dansker
                                  ---------------------
                         Name:    Lowell S. Dansker
                         Title:   President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Lowell S. Dansker and Lawrence G. Bergman, and each of them, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of March 10, 2006.

Signature                    Capacity
---------                    --------

/s/ Lowell S. Dansker        Vice Chairman, President (Principal Executive Officer),
------------------------     Treasurer, (Principal Financial Officer and Principal Accounting
(Lowell S. Dansker)          Officer) and Director

/s/ Lawrence G. Bergman      Vice President, Secretary and Director
------------------------
(Lawrence G. Bergman)

/s/ Jerome Dansker           Chairman, Executive Vice President and Director
------------------------
(Jerome Dansker)

                             Director
------------------------
(Michael A. Callen)

/s/ Paul R. DeRosa           Director
------------------------
(Paul R. DeRosa)

/s/ Stephen A. Helman        Director
------------------------
(Stephen A. Helman)

/s/ Wayne F. Holly           Director
------------------------
(Wayne F. Holly)

/s/ Lawton Swan, III         Director
------------------------
(Lawton Swan, III)

/s/ Thomas E. Willett        Director
------------------------
(Thomas E. Willett)

/s/ David J. Willmott        Director
------------------------
(David J. Willmott)

/s/ Wesley T. Wood           Director
------------------------
(Wesley T. Wood)

                                    EXHIBITS

                            TO REGISTRATION STATEMENT

                                       ON

                                    FORM S-11



                         INTERVEST MORTGAGE CORPORATION

                                                       EXHIBIT INDEX


Number  Exhibit
------  -------

1.1     Form of Underwriting Agreement between the Company and Sage, Rutty & Co., Inc. (the "Underwriter").

1.2     Form of Selected Dealer Agreement.

3.1     Certificate of Incorporation of the Company.1

3.2     Certificate of Amendment to Certificate of Incorporation.2

3.3     Certificate of Amendment - Name Change.3

3.4     By-laws of the Company.4

4.1     Form of Indenture between the Company and The Bank of New York, as Trustee (the "Trustee").

5.1     Opinion of Harris Beach PLLC.

10.1    Form of Escrow Agreement between the Company, the Underwriter and Canandaigua National Bank and Trust Company.

10.2    Form of Employment Agreement between the Company and Jerome Dansker.5

10.3    Amendment to Employment Agreement between the Company and Jerome Dansker.2

12.1    Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1    Consent of Harris Beach PLLC is included in the opinion of Harris Beach PLLC, filed as Exhibit 5.1.*

23.2    Consent of Hacker, Johnson & Smith P.A., P.C.

25.1    Statement of Eligibility and Qualification under Trust Indenture Act of 1939 on Form T-1 for The Bank of New York.

__________________________

1 Incorporated by reference to Registrant's Registration Statement on Form S-18 (File No. 33-27404-NY), declared effective on May 12, 1989.

2 Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 1998.

3 Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 333-105199), declared effective July 25, 2003.

4 Incorporated by reference to Registrant's Report on Form 10-K for the year ended December 31, 2004, dated March 16, 2005.

5 Incorporated by reference to Registrant's Registration Statement on Form S-11 (File No. 33-96662), declared effective on October 18, 1995.